Filed pursuant to Rule 424(b)(5)

Registration No. 333-290266

Prospectus Supplement

(To Prospectus dated October 31, 2025)

71,381,818 shares of Common Stock

Pre-Funded Warrants to Purchase up to 71,381,818 shares of Common Stock

and

Up to 71,381,818 shares of Common Stock issuable upon exercise of Pre-Funded Warrants

Next Technology Holding Inc.

This is an offering of the securities of Next Technology Holding Inc. (the “Company”, “we”, “our”, “us”, “Next Technology”), a company formed in the State of Wyoming.

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “NXTT.” On March 24, 2026, the last reported sale price of our common stock on Nasdaq was US$1.00 per share

This prospectus supplement and the accompanying base prospectus relates to an offering of an aggregate of (i) 71,381,818 shares (the “Shares”) of common stock of the Company, no par value per share (the “Common Stock”), and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of up to 71,381,818 shares of Common Stock (and the shares that are issuable from time to time upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”)), pursuant to a Securities Purchase Agreement, dated as of March 25, 2026, between the Company and the purchasers identified on the signature page thereto. The purchase price of each Share is $1.10, and the purchase price of each Pre-Funded Warrant is $1.099, which equals the price per Share being sold to the purchaser in this offering, minus $0.001.

There is no placement agent or underwriter in connection with this offering. We will pay all of the expenses incident to the registration, offering and sale of the Shares and the Pre-Funded Warrants under this prospectus supplement and the accompanying base prospectus.

The aggregate market value of our outstanding share of Common Stock held by non-affiliates, or public float, as of October 10, 2025, was approximately US$78 million, which was calculated based on 3,422,556 shares of Common Stock held by non-affiliates as of October 10, 2025 and a per share price of US$22.79, which was the closing price of our Common Stock on Nasdaq on October 10, 2025. We are therefore no longer subject to the limitations under General Instruction I.B.6 of Form S-3.

Investors are cautioned that you are not buying shares of common stock of a Hong Kong-based operating company but instead are buying shares of common stock of a Wyoming holding company with operations conducted directly or by our subsidiaries in Hong Kong and the British Virgin Islands (the “BVI”) and that this structure involves unique risks to investors.

This is an offering of the shares of common stock of a Wyoming holding company. We conduct our business directly and through our subsidiaries in Hong Kong and the BVI. You will not and may never have direct ownership in the operating subsidiaries. We do not use a Variable Interest Entity (“VIE”) structure.

Throughout this prospectus supplement, unless the context indicates otherwise, references to “Next Technology”, “we,” “us,” the “Company,” “our company” refer to Next Technology Holding Inc., a holding company formed in the State of Wyoming. References to “subsidiaries,” or “operating subsidiaries” refer to the Next Technology’s subsidiaries established under the laws of Hong Kong and the BVI. References to “Group” are to Next Technology and its subsidiaries collectively.

Investing in shares of our Common Stock involves a high degree of risk. Before buying any shares of Common Stock, you should carefully read the discussion of material risks of investing in shares of our Common Stock in “Risk Factors” beginning on page 4 of the accompanying prospectus.

Our counsel as to PRC law has advised us that the laws and regulations of the PRC do not currently have any material impact on our business, financial condition or results of operations, particularly given that we terminated all of our operations in the PRC in 2024. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong, companies operating in Hong Kong such as us may face similar regulatory risks as those operated in the PRC, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, conduct their business or accept foreign investment. In light of mainland China’s expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in China can change quickly with little or no advance notice. The Chinese government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like ourselves.

The U.S. Government, including the SEC and other federal agencies, continues to evolve its regulatory focus on companies with significant operations outside the United States, including Hong Kong. In particular, U.S. securities law and related enforcement priorities reflect ongoing concerns regarding audit access, investor protection and public company transparency for foreign-operating registrants. Market participants and regulatory commentators have highlighted enforcement and review activity involving disclosures by foreign-operating registrants. The regulatory and geopolitical environment affecting U.S. and international relations continues to evolve and could result in heightened compliance costs, increased scrutiny of disclosures, and other impacts on companies with cross-border operations, including those that operate in or derive revenue from Hong Kong.

The audited financial statements of the Company for the fiscal years ended December 31, 2023 and December 31, 2024, which are incorporated by reference in this prospectus supplement, were audited by JWF Assurance PAC, an independent registered public accounting firm headquartered in Singapore and registered with the PCAOB. As of the date of this prospectus supplement, JWF Assurance PAC is not included in the list of PCAOB Identified Firms in any currently effective PCAOB Determination Report.

The Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 is CHI-LLTC, headquartered at 47, First Floor, Jalan SS15/4B, 47500 Subang Jaya, Selangor, which is registered with the PCAOB. As of the date of this prospectus supplement, CHI-LLTC is not included in the list of PCAOB Identified Firms in any currently effective PCAOB Determination Report.

In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s then-current auditor because of a position taken by an authority in a foreign jurisdiction, such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA and could ultimately result in a determination by a securities exchange to delist the Company’s securities.

Next Technology is a holding company. We conduct our operations directly and through our subsidiaries in both Hong Kong and the BVI. We may rely on dividends to be paid by our Hong Kong and BVI subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our stockholders, to service any debt we may incur and to pay our operating expenses. If our Hong Kong and BVI subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Next Technology is permitted under the Wyoming laws to provide funding to our subsidiaries in Hong Kong and BVI through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Our subsidiary in Hong Kong is also permitted under the laws of Hong Kong to provide funding to Next Technology through dividend distribution without restrictions on the amount of the funds. As of the date of this prospectus supplement, there has been no distribution of dividends or assets among the holding company or the subsidiaries. We currently do not have any cash management policies in place.

On August 8, 2025, the Company’s board of directors unanimously approved a dividend policy (the “Policy”), which took effect on September 8, 2025. Under the Policy, the Company will distribute no less than 80% of annual profits to its shareholders as dividends, payable in cash, stock or other forms approved by the board. However, dividend declarations remain subject to the board’s quarterly assessment of liquidity, cash flow generation, capital allocation needs for growth, regulatory and compliance constraints, and overall financial condition. No dividends were declared for the year ended December 31, 2025.

Subject to the Wyoming Business Corporations Act and our bylaws, our board of directors may authorize and declare a dividend to stockholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further Wyoming statutory restriction on the amount of funds which may be distributed by us by dividend.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Next Technology to Hong Kong subsidiaries or from Hong Kong subsidiaries to Next Technology. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

See “Plan of Distribution” beginning on page S-22 of this prospectus supplement for more information regarding these arrangements.

We are an “emerging growth company” as defined under federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” on page S-9 of this prospectus supplement for additional information.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus supplement, and risk factors set forth in the accompanying prospectus before you make your investment decision.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-Funded Warrant	Approximate Total (assuming all Pre-Funded Warrants are exercised)
Public offering price/Proceeds to us	$1.10	1.099	$156,968,618

There is no placement agent or underwriter in connection with this offering. We expect that delivery of the Shares and the Pre-Funded Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about March 26, 2026, subject to customary closing conditions.

The date of this prospectus supplement is March 25, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

On September 15, 2025, we filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (File No.333-290266), as amended on October 31, 2025, utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement became effective on November 20, 2025 in accordance with the provisions of Section 8(a) of the Securities Act of 1933. Under this shelf registration process, we may, from time to time, in one or more offerings, offer and sell up to US$500,000,000 of any combination, together or separately, of shares of our Common Stock, share purchase contracts, share purchase units, warrants, debt securities, convertible debt securities, rights, and units, or any combination thereof as described in the accompanying prospectus. We are selling shares of Common Stock and Pre-Funded Warrants in this offering.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus supplement. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Incorporation of Documents by Reference” and “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you unless you are a party to such agreement. Moreover, such representations, warranties, or covenants were accurate only as of the date when made or expressly referenced therein. Accordingly, such representations, warranties, and covenants should not be relied on as accurately representing the current state of our affairs unless you are a party to such agreement.

S-ii

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus supplement and the accompanying prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management, including, without limitation, the discussion of whether and when potential acquisition transactions will close, expectations concerning our ability to increase our revenue, expectations with respect to operational efficiency, expectations regarding financing, our Bitcoin acquisition strategy and the anticipated benefits thereof, the future price and value of Bitcoin and other digital assets held or to be acquired by us, our ability to execute on our dual AI software and digital asset strategy, and expectations concerning our business strategy, under “Prospectus Supplement Summary - Recent Developments,” are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements. These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus, as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. See “Risk Factors.” You should read these factors and other cautionary statements made in this prospectus supplement and the accompanying prospectus, and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference herein and therein. We do not assume any obligation to update any forward-looking statements made by us except to the extent required by law.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us, this offering and information contained in greater detail elsewhere in this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should carefully read and consider this entire prospectus supplement, the accompanying prospectus and the documents, including financial statements and related notes, and information incorporated by reference into this prospectus supplement, including the financial statements and “Risk Factors” starting on pages S-11 of this prospectus supplement, before making an investment decision. If you invest in our securities, you are assuming a high degree of risk.

Business Overview

Overview

The Company was incorporated in the State of Wyoming on March 28, 2019. We initially served as a holding company with substantially all operations conducted through subsidiaries in PRC engaging in the business of providing technical services and solution to corporate and individual users. In the third quarter of 2024, we terminated all of our operations in the PRC to shift our software development services to overseas markets and commenced business strategy of acquiring and holding bitcoin. As of December 31, 2025, the Company pursue two corporate strategies: (1) providing AI-enabled software development services, and (2) acquiring and holding Bitcoin. The Company directly conducts and manages key strategic projects and serves as the center for the Group’s research and development activities. Operations of our Hong Kong and BVI subsidiaries are primarily focused on business development activities. In addition, the Company has established a principal executive office in Japan and is currently evaluating an expansion, which may include the establishment of a Japan subsidiary to further develop its presence in the Asia-Pacific region.

Software Development

We provide artificial intelligence (“AI”)-enabled software development services to our customers in Hong Kong, Singapore, Malaysia, Japan, and other Asian countries, which include developing, designing and implementing various Software-as-a-Service (“SaaS”) software solutions for business of all types, including industrials and other businesses.

Our business operates under a “SaaS+AI” model, emphasizing customized and entrusted development projects designed in response to specific market demand. Through this approach, we design, develop and deploy software platforms that integrate cloud computing, big data analytics and AI-driven algorithms to support enterprises across diverse industries.

Our current customers include property management chain enterprises, cryptocurrency mining investment operators, and energy and resource businesses. We are expanding the scope of our customer base and are in discussions with potential customers in new media, financial services, transportation, education, and healthcare industries.

Product Portfolio

Our current product portfolio includes several AI-driven platforms and applications:

●	Smart Cloud Collaboration Platform. A cloud collaboration platform that incorporates intelligent tools to analyze user behavior, recommend resources and enable real-time collaboration across geographies, built on Model-View-Controller (MVC) architecture with integrated CI/CD pipelines.

●	AI-Enabled Data Analytics and Decision Support. Real-time data analysis and reporting capabilities designed to help customers generate insights from customer behavior, market trends and operational data.

●	Fully Automated Workflow. Automation tools that streamline repetitive tasks such as data entry, report generation and email classification to improve efficiency.

●	Comprehensive Security and Compliance Assurance. Platform integration of monitoring and compliance functions utilizing AI to identify potential security risks and support adherence to applicable regulatory requirements.

●	Personalized Customer Relationship Management (CRM). CRM tools that integrate customer data from multiple channels, build profiles and provide insights to support personalized product recommendations.

●	AI Optimization for Supply Chain and Inventory Management. Modules designed to assist with supply chain and inventory optimization, applying AI to improve forecasting and operational planning.

As of December 31, 2025, the Company has 28 employees, 16 of whom are currently part of our research and development team, which provides ample technical resources to meet current business demand. In line with our ongoing research and development initiatives, we anticipate that our SaaS+AI offerings will evolve from primarily tailored solutions toward software with more standardized features that can be broadly applicable across industries.

Bitcoin Acquisition Strategy

Our Bitcoin acquisition strategy generally involves acquiring Bitcoin with our liquid assets that exceed working capital requirements, and from time to time, subject to market conditions, issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase Bitcoin.

We view our Bitcoin holdings as being held for trading and expect to continue to accumulate Bitcoin. We have not set any specific target for the amount of Bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional financing to purchase additional Bitcoin.

This overall strategy also contemplates that we may (i) periodically sell Bitcoin for general corporate purposes, including to generate cash for treasury management or in connection with strategies that generate tax benefits in accordance with applicable law, (ii) enter into additional capital raising transactions that are collateralized by our Bitcoin holdings, and (iii) consider pursuing additional strategies to create income streams or otherwise generate funds using our Bitcoin holdings.

We hold substantially all of our Bitcoin in custody accounts at Japanese based, institutional-grade custodians that have demonstrated records of regulatory compliance and information security.

We believe that, due to its limited supply, Bitcoin offers the opportunity for appreciation in value if its adoption increases and has the potential to serve as a hedge against inflation in the long term.

The following table presents a roll-forward of our Bitcoin holdings, including additional information related to our Bitcoin purchases, fair value change in digital asset and number of Bitcoin held during the year:

	Digital asset original cost basis	Fair value change in digital asset	Digital asset fair value	Number of Bitcoin held
Balance on December 31, 2023	$24,990,000	$10,147,576	$35,137,576	833
Fair value gain on digital asset	—	$43,184,854	$43,184,854	—
Balance on December 31, 2024	$24,990,000	$53,332,430	$78,322,430	833
Digital asset purchase	158,083,667	—	158,083,667	5,000
Fair value gain on digital asset	—	279,747,388	279,747,388	—
Balance on December 31, 2025	$183,073,667	$333,079,818	$516,153,485	5,833

Regulatory Permissions and Developments

We conduct our business directly and through our subsidiaries in Hong Kong and the BVI.

Our counsel as to PRC law has advised us that the laws and regulations of the PRC do not currently have any material impact on our business, financial condition or results of operations, particularly given that we terminated all of our operations in the PRC in 2024. However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. If there is a significant change to current political arrangements between mainland China and Hong Kong, companies operating in Hong Kong such as us may face similar regulatory risks as those operated in the PRC, including their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, conduct their business or accept foreign investment. In light of mainland China’s expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules and regulations in mainland China can change quickly with little or no advance notice. The Chinese government may intervene or influence our current and future operations in Hong Kong at any time, or may exert more control over offerings conducted overseas and/or foreign investment in issuers like ourselves.

There may be prominent risks associated with our operations being in Hong Kong. For example, as a U.S.-listed public company operating primarily in Hong Kong, we may face heightened scrutiny, criticism and negative publicity, which could result in a material change in our operations and the value of our common stock. Additionally, we are subject to certain legal and operational risks associated with our business operations in Hong Kong, which is subject to political and economic influence from China. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and we may face the risk that changes in the policies of the PRC government could have a significant impact upon the business we may be able to conduct in Hong Kong and the profitability of such business. Therefore, these risks associated with being based in or having the majority of our operations in Hong Kong could likely cause the value of our securities to significantly decline or be worthless. Furthermore, these risks would likely result in a material change in our business operations or a complete hinderance of our ability to offer or continue to offer our securities to investors. Furthermore, changes in Chinese internal regulatory mandates, such as the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), the Anti-Monopoly Law, the Cybersecurity Law and the Data Security Law, may target the Company’s corporate structure and impact our ability to conduct business in Hong Kong, accept foreign investments, or list on a U.S. or other foreign exchange.

The U.S. Government, including the SEC and other federal agencies, continues to evolve its regulatory focus on companies with significant operations outside the United States, including Hong Kong. In particular, U.S. securities law and related enforcement priorities reflect ongoing concerns regarding audit access, investor protection and public company transparency for foreign-operating registrants. For example, as described in more details below, under the Holding Foreign Companies Accountable Act, companies whose auditors are not subject to inspections by the Public Company Accounting Oversight Board (“PCAOB”), including certain China-based audit firms, may be subject to delisting from U.S. exchanges if compliance with PCAOB inspection requirements is not achieved. Market participants and regulatory commentators have highlighted enforcement and review activity involving disclosures by foreign-operating registrants. The regulatory and geopolitical environment affecting U.S. and international relations continues to evolve and could result in heightened compliance costs, increased scrutiny of disclosures, and other impacts on companies with cross-border operations, including those that operate in or derive revenue from Hong Kong.

Government Regulation

We are not registered as an investment company under the Investment Company Act of 1940, as amended, and stockholders do not have the protections associated with ownership of shares in a registered investment company, nor the protections afforded by the Commodity Exchange Act of 1936.

The laws and regulations applicable to Bitcoin and digital assets are evolving and subject to interpretation and change.

Governments around the world have reacted differently to digital assets; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as the U.S., digital assets are subject to overlapping, uncertain and evolving regulatory requirements.

As digital assets have grown in both popularity and market size, the U.S. Executive Branch, Congress and a number of U.S. federal and state agencies, including the Financial Crimes Enforcement Network, the Commodity Futures Trading Commission (“CFTC”), the SEC, the Financial Industry Regulatory Authority, the Consumer Financial Protection Bureau, the Department of Justice, the Department of Homeland Security, the Federal Bureau of Investigation, the IRS and state financial regulators, have been examining the operations of digital asset networks, digital asset users and digital asset exchanges, with particular focus on the extent to which digital assets can be used to violate state or federal laws, including to facilitate the laundering of proceeds of illegal activities or the funding of criminal or terrorist enterprises, and the safety and soundness and consumer-protective safeguards of exchanges or other service-providers that hold, transfer, trade or exchange digital assets for users. Many of these state and federal agencies have issued consumer advisories regarding the risks posed by digital assets to investors. In addition, federal and state agencies, and other countries have issued rules or guidance regarding the treatment of digital asset transactions and requirements for businesses engaged in activities related to digital assets.

Depending on the regulatory characterization of Bitcoin, the markets for Bitcoin in general, and our activities in particular, our business and our Bitcoin acquisition strategy may be subject to regulation by one or more regulators in the United States and globally. Ongoing and future regulatory actions may alter, to a materially adverse extent, the nature of digital assets markets, the participation of industry participants, including service providers and financial institutions in these markets, and our ability to pursue our Bitcoin strategy. Additionally, U.S. state and federal and foreign regulators and legislatures have taken action against industry participants, including digital assets businesses, and enacted restrictive regimes in response to adverse publicity arising from hacks, consumer harm, or criminal activity stemming from digital assets activity. U.S. federal and state energy regulatory authorities are also monitoring the total electricity consumption of cryptocurrency mining, and the potential impacts of cryptocurrency mining to the supply and dispatch functionality of the wholesale grid and retail distribution systems. Many state legislative bodies have passed, or are actively considering, legislation to address the impact of cryptocurrency mining in their respective states.

The CFTC takes the position that some digital assets, including Bitcoin, fall within the definition of a “commodity” under the Commodities Exchange Act of 1936, as amended (the “CEA”). Under the CEA, the CFTC has broad enforcement authority to police market manipulation and fraud in spot digital assets markets in which we may transact. Beyond instances of fraud or manipulation, the CFTC generally does not oversee cash or spot market exchanges or transactions involving digital asset commodities that do not utilize margin, leverage, or financing. In addition, CFTC regulations and CFTC oversight and enforcement authority apply with respect to futures, swaps, other derivative products and certain retail leveraged commodity transactions involving digital asset commodities, including the markets on which these products trade.

The SEC and its staff have taken the position that certain other digital assets fall within the definition of a “security” under the U.S. federal securities laws. Public statements made by senior officials and senior members of the staff at the SEC indicate that the SEC does not consider Bitcoin to be a security under the federal securities laws. However, such statements are not official policy statements by the SEC and reflect only the speakers’ views, which are not binding on the SEC or any other agency or court and cannot be generalized to any other digital assets. The SEC’s broader digital asset initiatives, including ongoing efforts to modernize regulatory approaches to crypto markets and clarify the application of securities laws to various classes of digital assets, may impact how digital assets are regulated.

In addition, since transactions in Bitcoin provide a degree of anonymity, they are susceptible to misuse for criminal activities, such as money laundering. This misuse, or the perception of such misuse, could lead to greater regulatory oversight of Bitcoin and Bitcoin platforms, and there is the possibility that law enforcement agencies could close Bitcoin platforms or other Bitcoin-related infrastructure with little or no notice and prevent users from accessing or retrieving Bitcoin held via such platforms or infrastructure. The U.S. Treasury Department’s Office of Foreign Assets Control has issued updated advisories regarding the use of virtual currencies, added a number of digital asset exchanges and service providers to the Specially Designated Nationals and Blocked Persons list and engaged in several enforcement actions, including a series of enforcement actions that have either shut down or significantly curtailed the operations of several smaller digital asset exchanges associated with Russian and/or North Korean nationals.

We believe that our business operations are not currently impacted by the cryptocurrency restrictions imposed by the Chinese government (collectively, the “PRC Crypto Restrictions”) in any material respect, even though the Chinese government has adopted an increasingly stringent approach in recent years, as outlined and discussed below.

On December 3, 2013, the People’s Bank of China, China’s central bank (“PBoC”), issued the Notice on Preventing Risks Associated with Bitcoin, emphasizing that Bitcoin should be deemed as a virtual commodity rather than a fiat currency. This notice prohibits financial and payment institutions in China from providing Bitcoin-related services, highlighting the potential risks of money-laundering associated with Bitcoin.

Further tightening the regulatory environment, on September 4, 2017, the PBoC issued the Announcement on Preventing Risks Associated with Financing Activities through ICOs, which prohibits the initial coin offerings (ICOs) which was characterized as a potentially criminal activity, potentially involving suspected illegal issuance and sales of tokens and notes, unauthorized public issuance of securities, illegal fundraising, financial fraud, and Ponzi schemes.

The most recent regulatory measure came on September 24, 2021, when the PBoC, along with nine other Chinese national government bodies, issued the Notice Regarding Further Prevention and Management of Risks Associated with Cryptocurrency Trading Hype banning overseas cryptocurrency exchanges from providing services to residents in mainland China. This notice also prohibits individuals in mainland China from working for overseas exchanges, and restricts companies and individuals from providing marketing, payment, settlement services or technical support to these exchanges. A comprehensive monitoring system was also established to oversee cryptocurrency activities of individuals and companies in mainland China, giving local authorities extensive authority to monitor their regions and raise early warning flags.

We believe our business operations are not currently subject to these PRC Crypto Restrictions. We are not a PRC company, nor do we plan to open or retain any PRC subsidiaries. We are not a financial or payment institution operating within China either. We closed our PRC subsidiaries in July 2024 and currently do not conduct any business activities within China. We do not engage in any exchange business between fiat currency and cryptocurrency or among cryptocurrencies. We do not issue digital tokens through ICOs or otherwise, nor do we provide marketing, payment, settlement services or related technical support for any cryptocurrency exchanges.

Our involvement with Bitcoin is limited to purchasing and holding Bitcoins, which is not prohibited under the PRC Crypto Restrictions. Furthermore, the holding of certain executive roles by Chinese citizens in our company does not violate any PRC Crypto Restrictions.

While our current business operations are not subject to the PRC Crypto Restrictions, future changes in our business strategies or operations could expose us to these restrictions. In addition, the PRC Crypto Restrictions are continuously evolving and can be subject to significant changes. There is a possibility that the Chinese government may broaden its regulatory scope to include a wider range of cryptocurrency-related activities, potentially impacting companies operating outside of China. If new regulations are introduced or if our business evolves to include activities that fall under the PRC jurisdiction, we could face increased regulatory scrutiny, compliance costs or operational restrictions, which, in turn, could materially affect our current or anticipated business operations.

As noted above, activities involving Bitcoin and other digital assets may fall within the jurisdiction of more than one financial regulator and various courts and such laws and regulations are rapidly evolving and increasing in scope. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of Bitcoin or the ability of individuals or institutions such as us to own or transfer Bitcoin. For example:

●	On March 9, 2022, President Biden signed an executive order relating to cryptocurrencies. While the executive order did not mandate the adoption of any specific regulations, it instructed various federal agencies to consider potential regulatory measures, including the evaluation of the creation of a U.S. CBDC. On September 16, 2022, the White House released a framework for digital asset development, based on reports from various government agencies, including the U.S. Department of Treasury, the Department of Justice, and the Department of Commerce. Among other things, the framework encourages regulators to pursue enforcement actions, issue guidance and rules to address current and emergent risks, support the development and use of innovative technologies by payment providers to increase access to instant payments, consider creating a federal framework to regulate nonbank payment providers, and evaluate whether to call upon Congress to amend the Bank Secrecy Act and laws against unlicensed money transmission to apply explicitly to digital asset service providers. There have also been several bills introduced in Congress that propose to establish additional regulation and oversight of the digital asset markets.

●	On April 4, 2022, SEC Chair Gary Gensler announced that he has asked SEC staff to work (i) to register and regulate digital asset platforms like securities exchanges; (ii) with the CFTC on how to jointly address digital asset platforms that trade both securities and non-securities; (iii) on segregating out digital asset platforms’ custody of customer assets, if appropriate; and (iv) on segregating out the market making functions of digital asset platforms, if appropriate. Similarly, foreign government authorities have recently expanded their efforts to restrict certain activities related to Bitcoin and other digital assets.

●	On September 8, 2022, the White House Office of Science and Technology Policy issued a report in coordination with other federal agencies relating to the climate and energy implications of digital assets, including Bitcoin, in the United States. Among its finding are that digital assets are energy intensive and drive significant environmental impacts, and the report recommends further study of the environmental impact of digital assets and the development of environmental performance regulations for digital asset miners, which may include limiting or eliminating digital assets that use high energy intensity consensus mechanisms, including the proof-of-work consensus mechanisms on which the Bitcoin blockchain is based.

●	On March 1, 2023, the U.S. Under Secretary for Domestic Finance provided an update on the development of a U.S. CBDC, indicating that the U.S. Department of Treasury would be providing an initial set of findings and recommendations regarding the development and adoption of a U.S. CBDC in the coming months.

●	On April 14, 2023, the SEC reopened the comment period for its proposal to amend the definition of “exchange” under Exchange Act Rule 3b-16 to encompass trading and communication protocol systems for digital asset securities and trading systems that use distributed ledger or blockchain technology, including both so-called “centralized” and “decentralized” trading systems. The comment period is now closed. The SEC may determine whether to adopt the revised definition after an evaluation of comments provided during the comment period. If adopted in its proposed form, the new definition would have a sweeping impact on digital asset trading venues and other digital asset industry participants.

●	The European Union’s Markets in Crypto Assets Regulation (“MiCA”), a comprehensive digital asset regulatory framework for the issuance and use of digital assets, like Bitcoin, became effective in June 2023, with various requirements phasing into effect through 2024.

●	On June 5, 2023, the SEC filed a complaint against Binance Holdings Ltd. and other affiliated entities in federal district court for the District of Columbia, alleging, among other claims related to the operation of the affiliates and their platforms, that: (i) the Binance entities commingled and diverted customer assets; (ii) various affiliates of Binance Holdings Ltd. operated as exchanges, brokers, dealers and clearing agencies without registration under the Exchange Act; (iii) Binance Holdings Ltd. engaged in the unregistered offer and sale of securities; (iv) affiliates of Binance Holdings Ltd. operated in a manner to evade U.S. federal securities laws, and (v) affiliates of Binance Holdings Ltd. misled customers and investors concerning the existence and adequacy of market surveillance and controls to detect and prevent manipulative trading.

●	On June 6, 2023, the SEC filed a complaint against Coinbase, Inc. and other affiliated entities in federal district court in the Southern District of New York, alleging, among other claims: (i) that Coinbase, Inc. violated the Exchange Act by failing to register with the SEC as a national securities exchange, broker-dealer, and clearing agency, in connection with activities involving certain identified digital assets that the SEC’s complaint alleges are securities, (ii) that Coinbase, Inc. violated the Securities Act of 1933, as amended (the “Securities Act”) by failing to register with the SEC the offer and sale of securities in connection with its staking program, and (iii) that Coinbase Global Inc. is jointly and severally liable as a control person under the Exchange Act for Coinbase Inc.’s violations of the Exchange Act to the same extent as Coinbase Inc.

●	In the United Kingdom, on June 29, 2023, the Financial Services and Markets Act 2023 (“FSMA 2023”) became law. FSMA 2023 (i) clarifies that “cryptoassets” are subject to the regulated activities and financial promotion orders and (ii) establishes that digital assets firms, including exchanges and custodians, operating in or providing services to the United Kingdom carrying out certain activities involving “cryptoassets” are performing a regulated activity that needs to be authorized by the Financial Conduct Authority and may also be subject to oversight from the Bank of England. Several additional pieces of proposed legislation in the United Kingdom, including The Public Offers and Admissions to Trading Regulations 2023, may subject “cryptoassets” to further regulation. FSMA 2023 gave the UK Treasury powers to create financial market infrastructure sandboxes. The legislative framework for the UK’s Digital Securities Sandbox will take effect in January 2024.

●	On November 20, 2023, the SEC filed a complaint against Payward Inc. and Payward Ventures Inc., together known as Kraken, alleging, among other claims, that Kraken’s crypto trading platform was operating as an unregistered securities exchange, broker, dealer, and clearing agency. The SEC’s complaint also alleges that Kraken’s business practices, deficient internal controls, and poor recordkeeping practices present a range of risks for its customers.

●	On November 21, 2023, Binance Holdings Ltd. and its then chief executive officer reached a settlement with the U.S. Department of Justice, CFTC, the U.S. Department of Treasury’s Office of Foreign Asset Control, and the Financial Crimes Enforcement Network to resolve a multi-year investigation by the agencies and a civil suit brought by the CFTC, pursuant to which Binance Holdings Ltd. agreed to, among other things, pay $4.3 billion in penalties across the four agencies and to discontinue its operations in the United States. Binance also acknowledged that it willfully operated an unlicensed money-transmitting business, pleaded guilty to criminal charges of not having adequate anti-money laundering protocols in place and committed violations of the International Emergency Economic Powers Act, and its then chief executive officer pleaded guilty to failing to maintain an effective anti-money laundering program and resigned as chief executive officer of Binance. This settlement does not include any settlement of the SEC’s complaint against Binance referenced above.

●	On October 10, 2024, the SEC filed a complaint against Cumberland DRW LLC, alleging violations of Section 15(a) of the Exchange Act (related to regulation of “brokers” and “dealers”), including references to Cumberland’s activities regarding Bitcoin.

●	On January 23, 2025, President Trump issued an executive order titled, Strengthening American Leadership in Digital Financial Technology. While the executive order did not mandate the adoption of any specific regulations, the executive order identifies certain key objectives to guide agencies involved in crypto regulation, including (i) protecting the sovereignty of the United States dollar by promoting the development of United States dollar-backed stablecoins, (ii) providing regulatory clarity and certainty built on technology-neutral regulations for individuals and firms involved in digital assets, including through well-defined jurisdictional regulatory boundaries, and (iii) taking measures to protect Americans from the risks of Central Bank Digital Currencies. To achieve these objectives, the executive order established a working group on digital asset markets within the National Economic Council, comprised of representatives from key federal agencies, with a tight timeline for examining existing regulations and proposing a new regulatory framework. This working group released a report on July 30, 2025 that recommended regulatory and legislative proposals to advance the policies established in the executive order. The SEC also established a Crypto Task Force in furtherance of these objectives. Among other things, the Crypto Task Force is charged with helping to draw clear regulatory lines and to appropriately distinguish securities from non-securities. The work of the Crypto Task Force is in its early stages and it is not yet clear whether it will result in material changes to the existing regulatory framework of digital assets.

●	On May 29, 2025, the U.S. House of Representatives introduced H.R. 3633, the Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”), which passed the House on July 17, 2025 and is currently pending review by the U.S. Senate. If enacted as proposed, the CLARITY Act would classify bitcoin and certain other digital assets as “digital commodities” and expand the jurisdiction of the Commodity Futures Trading Commission (the “CFTC”) over such assets. As a result, certain activities involving bitcoin, including trading, custody, advisory, or fundraising transactions, could become subject to new compliance obligations under the Commodity Exchange Act. Depending on the manner in which the legislation is implemented and interpreted, entities such as ours could be required to register as a commodity pool operator, commodity trading advisor, or otherwise comply with CFTC regulations applicable to market participants in digital commodities.

●

In July 2025, the U.S. Congress enacted the Global Economic Navigation and Income Utilization Security Act (the “GENIUS Act”), establishing a federal regulatory framework for stablecoins. The act recognizes qualified stablecoins as permitted payment instruments provided they maintain 1:1 reserves in liquid assets and adhere to monthly public disclosure requirements.

●

In early 2025, the SEC rescinded Staff Accounting Bulletin No. 121 (“SAB 121”), which previously required certain entities to record digital assets held for others as liabilities on their balance sheets. The SEC subsequently issued SAB 122, providing revised guidance for institutional digital asset custody and financial reporting.

●

Pursuant to ASU 2023-08, effective for fiscal years beginning after December 15, 2024, the Company is required to measure its bitcoin holdings at fair value each reporting period, with corresponding changes in value recognized in net income.

●

Beginning in the 2025 tax year, the Internal Revenue Service (“IRS”) requires the reporting of gross proceeds from digital asset transactions on Form 1099-DA. Furthermore, mandatory cost-basis reporting for digital asset transactions is scheduled to take effect for transactions occurring on or after January 1, 2026.

●	Effective August 1, 2025, Hong Kong implemented a formal licensing and regulatory regime for fiat-referenced stablecoin issuers under the Stablecoins Ordinance, administered by the Hong Kong Monetary Authority (HKMA), which requires issuers to be locally incorporated (or authorized institutions with a principal place of business in Hong Kong) and mandates full reserve backing with high-quality, segregated liquid assets.

Implications of Holding Foreign Company Accountable Act

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the Holding Foreign Companies Accountable Act, or the HFCAA. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol with the China Securities Regulatory Commission and the Ministry of Finance of China, pursuant to which the PCAOB was granted complete access to audit work papers and other information necessary to inspect and investigate PCAOB-registered accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB announced that it had secured complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong, and the PCAOB Board vacated its previous December 2021 determination.

The audited financial statements of the Company for the fiscal years ended December 31, 2023 and December 31, 2024, which are incorporated by reference in this prospectus supplement, were audited by JWF Assurance PAC, an independent registered public accounting firm headquartered in Singapore and registered with the PCAOB. As of the date of this prospectus supplement, JWF Assurance PAC is not included in the list of PCAOB Identified Firms in any currently effective PCAOB Determination Report.

The Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 is CHI-LLTC, headquartered at 47, First Floor, Jalan SS15/4B, 47500 Subang Jaya, Selangor, which is registered with the PCAOB. As of the date of this prospectus supplement, CHI-LLTC is not included in the list of PCAOB Identified Firms in any currently effective PCAOB Determination Report

In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s then-current auditor because of a position taken by an authority in a foreign jurisdiction, such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA and could ultimately result in a determination by a securities exchange to delist the Company’s securities.

Transfers of Cash to and from Our Subsidiaries

Next Technology is a holding company. We conduct our operations directly and through our subsidiaries in both Hong Kong and BVI. We may rely on dividends to be paid by our Hong Kong and BVI subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our stockholders, to service any debt we may incur and to pay our operating expenses. If our Hong Kong and BVI subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

Next Technology is permitted under the Wyoming laws to provide funding to our subsidiaries in Hong Kong and BVI through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Our Hong Kong subsidiary is also permitted under the laws of Hong Kong to provide funding to Next Technology through dividend distribution without restrictions on the amount of the funds. As of the date of this prospectus supplement, there has been no distribution of dividends or assets among the holding company or the subsidiaries. We currently do not have any cash management policies in place.

On August 8, 2025, the Company’s board of directors unanimously approved the Policy, which took effect on September 8, 2025. Under the Policy, the Company will distribute no less than 80% of annual profits to its shareholders as dividends, payable in cash, stock or other forms approved by the board. However, dividend declarations remain subject to the board’s quarterly assessment of liquidity, cash flow generation, capital allocation needs for growth, regulatory and compliance constraints, and overall financial condition. No dividends were declared for the year ended December 31, 2025.

Subject to the Wyoming Business Corporations Act and our bylaws, our board of directors may authorize and declare a dividend to stockholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further Wyoming statutory restriction on the amount of funds which may be distributed by us by dividend.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Next Technology to Hong Kong subsidiaries or from Hong Kong subsidiaries to Next Technology. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” until December 31, 2027, although we will lose that status sooner if our revenues exceed $1.235 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if we becomes a “large accelerated filer,” as defined in Exchange Act Rule 12b-2.

Reverse Stock Split

On September 16, 2025, the Company effected a 200-for-1 reverse stock split of its issued and outstanding shares of common stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, every 200 shares of the Company’s common stock were automatically combined into one share of common stock, with no change to the authorized number of shares or the par value per share. The Company’s shares of common stock continued to trade on the Nasdaq Capital Market under the ticker symbol “NXTT” on a post-split adjusted basis following the effective date. All share and per-share figures in this prospectus supplement, including in the capitalization table and dilution table are presented on a post-Reverse Stock Split basis unless otherwise indicated. For additional information regarding the Reverse Stock Split, see the Company’s filings incorporated by reference herein.

The Offering

Securities offered by us pursuant to this prospectus supplement	71,381,818 shares of Common Stock, and Pre-Funded Warrants exercisable for up to 71,381,818 shares of Common Stock, and up to 71,381,818 shares of Common Stock issuable upon exercise of Pre-Funded Warrants.

Offering price	$1.10 per Share and $1.099 per Pre-Funded Warrant

Total shares of Common Stock outstanding before this offering	4,882,556 shares of Common Stock

Total shares of Common Stock outstanding immediately after this offering	76,264,374 shares of Common Stock, assuming no exercise of the Pre-Funded Warrants, and 147,646,192 shares of Common Stock, assuming all of the Pre-Funded Warrants have been exercised

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes, including without limitation, the acquisition of Bitcoin. See “Use of Proceeds” on page S-18 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-11 of this prospectus supplement, on page 4 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Listing	Our Common Stock is listed on Nasdaq under the symbol “NXTT.”

RISK FACTORS

The following is a summary of certain risks that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference, as updated by our subsequent filings under the Exchange Act. Particularly, you should carefully consider the risk factors in the accompanying prospectus. If any of the following events actually occurs, our business, operating results, prospects, or financial condition could be materially and adversely affected. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

Risks Related to this Offering and Our Common Stock

Our stock price may be volatile and could decline substantially.

The market price of our Common Stock may be volatile, both because of actual and perceived changes in our financial results and prospects, and because of general volatility in the stock market. The factors that could cause fluctuations in our stock price may include, among other factors discussed in this section, the following:

●	actual or anticipated variations in the financial results and prospects of our Company or other companies in the industry in which the Company operates;

●	changes in financial estimates by research analysts;

●	mergers or other business combinations involving us;

●	additions and departures of key personnel and senior management;

●	changes in accounting principles;

●	the passage of legislation or other developments affecting us or our industry;

●	the trading volume of our Common Stock in the public market;

●	the release of lockup, escrow, or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

●	potential litigation or regulatory investigations;

●	changes in economic conditions, including fluctuations in global and Hong Kong economies;

●	financial market conditions;

●	natural disasters, terrorist acts, acts of war, or periods of civil unrest; and

●	the realization of some or all of the risks described in this section.

In addition, the stock markets have experienced significant price and trading volume fluctuations from time to time, and the market prices of the equity securities of retailers have been extremely volatile and are sometimes subject to sharp price and trading volume changes. These broad market fluctuations may materially and adversely affect the market price of our Common Stock.

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

Future sales of shares of our Common Stock, whether by us or our stockholders, could cause the price of our Common Stock to decline.

If our existing stockholders sell, or indicate an intent to sell, substantial amounts of shares of our Common Stock in the public market, the trading price of our Common Stock could decline significantly. Similarly, the perception in the public market that our stockholders might sell shares of our Common Stock could also depress the market price of our shares. A decline in the price of our Common Stock might impede our ability to raise capital through the issuance of additional shares of Common Stock or other equity securities. In addition, the issuance and sale by us of additional shares of Common Stock, or securities convertible into or exercisable for shares of our Common Stock, or the perception that we will issue such securities, could reduce the trading price for our Common Stock as well as make future sales of equity securities by us less attractive or not feasible.

We do not know whether a market for the shares of Common Stock will be sustained or what the trading price of the shares of Common Stock will be and as a result it may be difficult for you to sell your shares of Common Stock.

Although our Common Stock trades on Nasdaq, an active trading market for the Common Stock may not be sustained. It may be difficult for you to sell your shares of Common Stock without depressing the market price for the shares of Common Stock. As a result of these and other factors, you may not be able to sell your shares of Common Stock. Further, an inactive market may also impair our ability to raise capital by selling shares of Common Stock, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of Common Stock as consideration.

Securities analysts may not cover our Common Stock and this may have a negative impact on the market price of our Common Stock.

The trading market for our shares of Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over independent analysts (provided that we have engaged various non-independent analysts). We do not currently have and may never obtain research coverage by independent securities and industry analysts. If no independent securities or industry analysts commence coverage of us, the trading price for our Common Stock would be negatively impacted. If we obtain independent securities or industry analyst coverage and if one or more of the analysts who covers us downgrades our shares of Common Stock, changes their opinion of our shares or publishes inaccurate or unfavorable research about our business, the price of our Common Stock would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our shares of Common Stock could decrease and we could lose visibility in the financial markets, which could cause the price and trading volume of our shares of Common Stock to decline.

We may not be able to continue to pay or maintain our dividends and the failure to do so may negatively affect our share price. You will need to rely on the price appreciation of our Common Stock for return on your investment.

Subject to the Wyoming Business Corporations Act and our bylaws, our board of directors may authorize and declare a dividend to stockholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further Wyoming statutory restriction on the amount of funds which may be distributed by us by dividend.

Under our Policy, the Company will distribute no less than 80% of annual profits to its shareholders as dividends, payable in cash, stock or other forms approved by the board. However, dividend declarations remain subject to the board’s quarterly assessment of liquidity, cash flow generation, capital allocation needs for growth, regulatory and compliance constraints, and overall financial condition. As a result, dividends may be decreased or entirely discontinued. Therefore, you should not rely on an investment in our Common Stock as a source for any future dividend income. The return on your investment in our Common Stock will likely depend entirely upon any future price appreciation of our Common Stock. There is no guarantee that our Common Stock will appreciate in value or even maintain the price at which you purchased the shares of Common Stock. You may not realize a return on your investment in our Common Stock and you may even lose your entire investment in our Common Stock.

Our dividend policy may limit our ability to fund operations and growth and could adversely affect our business and expansion plans.

Under the Policy, we will distribute no less than 80% of annual profits to shareholders as dividends, payable in cash, stock, or other forms approved by the board. However, dividend declarations remain subject to the board’s quarterly assessment of our liquidity, cash flow generation, capital allocation needs for growth, regulatory and compliance constraints, and overall financial condition.

Despite that the Policy includes safeguards, returning a substantial portion of profits to shareholders may reduce funds available for working capital, research and development, product and market expansion, capital expenditures, strategic investments and acquisitions, and the maintenance of cash reserves. As a result, the Policy could constrain our operating flexibility and ability to pursue growth opportunities, and may increase our reliance on external financing. Any need to raise debt or equity to fund operations or expansion could occur on unfavorable terms, dilute existing shareholders, or subject us to restrictive covenants, and could adversely affect our business, financial condition, and results of operations.

Techniques employed by short sellers may drive down the market price of our Common Stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short attacks have, in the past, led to selling of shares in the market.

Public companies listed in the United States that have a substantial operation in Hong Kong have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to stockholder lawsuits and/or SEC enforcement actions.

We may in the future be the subject of unfavorable allegations made by short sellers. Any such allegations may be followed by periods of instability in the market price of our Common Stock and negative publicity. If and when we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable federal or state law, or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and stockholder’s equity, and the value of any investment in our Common Stock could be greatly reduced or rendered worthless.

Additional securities offerings in the future may dilute then-existing stockholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital in the future, we anticipate that we will need to issue additional shares or securities convertible or exercisable for shares, including convertible preference shares, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders and could negatively impact the price of our Common Stock.

A possible “short squeeze” due to a sudden increase in demand of shares of our Common Stock that largely exceeds supply may lead to additional price volatility.

Investors may purchase shares to hedge existing exposure or to speculate on the price of our Common Stock. Speculation on the price of our Common Stock may involve long and short exposures. To the extent an aggregate short exposure in our shares of Common Stock becomes significant, investors with short exposure may have to pay a premium to purchase shares for delivery to share lenders at times if and when the price of our Common Stock increases significantly, particularly over a short period of time. Those purchases may in turn, dramatically increase the price of our Common Stock. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our Common Stock that are not directly correlated to our business prospects, financial performance or other traditional measures of value for the Company or its Common Stock.

If you purchase securities in this offering, you may incur immediate and substantial dilution in the book value of your shares of Common Stock.

After giving effect to the sale of 71,381,818 shares of Common Stock and up to 71,381,818 shares of Common Stock issuable upon exercise of Pre-Funded Warrants in this offering, at a public offering price of $1.10 per Share and $1.099 per Pre-Funded Warrant, and assuming all Pre-Funded Warrants are exercised and after deducting the estimated offering expenses payable by us, the purchaser of our securities offered by us in this offering will incur immediate dilution of $116.69 per share in the net tangible book value of the shares they acquire. For a further description of the dilution that investors in this offering may experience, see “Dilution.” In addition, to the extent that outstanding stock options or warrants have been or may be exercised or other shares of Common Stock issued, you may experience further dilution.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop for the Pre-Funded Warrants.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited. Further, the existence of the Pre-Funded Warrants may act to reduce both the trading volume and the trading price of our Common Stock.

The Pre-Funded Warrants are speculative in nature.

Except as otherwise provided in the Pre-Funded Warrants, until the holder of Pre-Funded Warrants acquire shares of our Common Stock upon exercise of the Pre-Funded Warrants, the holder of Pre-Funded Warrants will have no rights with respect to shares of our Common Stock underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holder of such Pre-Funded Warrants will be entitled to exercise the rights of a stockholder only as to matters for which the record date occurs after the exercise date.

Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain. There can be no assurance that the market price of our Common Stock will ever equal or exceed the price of the Pre-Funded Warrants, and, consequently, whether it will ever be profitable for the investors to exercise its Pre-Funded Warrants.

Our Common Stock is subject to delisting from Nasdaq, which would seriously harm the liquidity of our Common Stock and its ability to raise capital or complete a strategic transaction.

Our Common Stock is currently listed on the Nasdaq Capital Market. To maintain its listing on Nasdaq, we are required to maintain: (i) a minimum bid price of $1.00 per share; (ii) a market value of publicly held securities of $1 million; (iii) a certain number of round lot stockholders; and (iv) one of the following: a net income from continuing operations (in the latest fiscal year or two of the three last fiscal years) of at least $500,000, a market value of listed securities of at least $35 million or a stockholders’ equity of at least $2.5 million. Nasdaq has the authority to delist our Common Stock if we fail to maintain these minimum requirements. In addition, Nasdaq may delist Next Technology if, based on Nasdaq’s review of our operations and pursuant to Nasdaq Listing Rule 5101, Nasdaq believes that we are a “public shell” and that the continued listing of our securities is no longer warranted. We have no current plans to delist our Common Stock from Nasdaq. Nasdaq evaluates whether a listed company is a public shell company based on a facts and circumstances determination, a Nasdaq-listed company with no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents, or assets consisting of any amount of cash and cash equivalents and nominal other assets is generally considered to be a public shell company. Listed companies determined to be public shell companies by Nasdaq may be subject to delisting proceedings or additional and more stringent listing criteria.

During the fiscal year ended December 31, 2025, we received several notices from the Staff of Nasdaq (the “Staff”) regarding our compliance with continued listing requirements:

●	Minimum Bid Price: On April 14, 2025, we were notified of non-compliance with the $1.00 minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2). On May 28, 2025, we received written confirmation from Nasdaq that we had regained compliance, and the matter was closed.

●	Annual Meeting Requirement: On January 7, 2025, we received notice of non-compliance with Nasdaq Listing Rules 5620(a) and 5810(c)(2)(G) for failing to hold an annual meeting of stockholders within 12 months of our 2023 fiscal year-end. We regained compliance on June 24, 2025, following our annual meeting held on June 20, 2025.

●	Operating Business Determination: On August 25, 2025, we received a Delisting Notice from the Staff indicating that, pursuant to Nasdaq Listing Rule 5101, the Staff believed the Company no longer had an operating business and was a “public shell”. We timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”) on September 2, 2025, which stayed any delisting action. Following our submission of written materials, telephonic discussions with the Staff and filing of Current Report on Form 8-K on September 26, 2025, disclosing the Company’s recent business development, Nasdaq withdrew its delisting determination on September 29, 2025, confirming the Company does have an operating business and is not a “public shell”. This matter is considered closed, and our common stock remains listed on the Nasdaq Capital Market.

There can be no assurance that we will not receive additional deficiency notices in the future or that we will be able to maintain continued compliance with all Nasdaq listing requirements.

If our Common Stock is delisted from Nasdaq, whether because Nasdaq determines in the future that Next Technology is a “public shell” or Next Technology fails to maintain compliance with the continued listed requirements, or otherwise, a reduction in some or all of the following may occur, each of which could have a material adverse effect on holders of our Common Stock: the liquidity of the Common Stock; the market price of the Common Stock; the number of institutional and general investors that will consider investing in the Common Stock; the number of investors in general that will consider investing in the Common Stock; the number of market makers in the Common Stock; the availability of information concerning the trading prices and volume of the Common Stock; and the number of broker-dealers willing to execute trades in the Common Stock. In addition to the foregoing, there are certain consequences under the Securities Act, of being a public shell company, including the unavailability of Rule 144 thereunder for the resale of restricted securities and the inability to utilize Form S-8 for the registration of employee benefit plan securities.

Risks Related to Our Corporate Structure

We are a holding company, and may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our shares.

We are a holding company and conduct our operations directly and through our subsidiaries in both Hong Kong and BVI. We may rely on dividends to be paid by our subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our stockholders, to service any debt we may incur and to pay our operating expenses. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Next Technology is permitted under the Wyoming laws to provide funding to our subsidiaries in Hong Kong and BVI through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Next Technology is also permitted under the laws of Hong Kong to provide funding to Next Technology through dividend distribution without restrictions on the amount of the funds. As of the date of this prospectus supplement, there has been no distribution of dividends or assets among the holding company or the subsidiaries. We currently do not have any cash management policies in place.

On August 8, 2025, the Company’s board of directors unanimously approved the Policy, which took effect on September 8, 2025. Under the Policy, the Company will distribute no less than 80% of annual profits to its shareholders as dividends, payable in cash, stock or other forms approved by the board. However, dividend declarations remain subject to the board’s quarterly assessment of liquidity, cash flow generation, capital allocation needs for growth, regulatory and compliance constraints, and overall financial condition.

Subject to the Wyoming Business Corporations Act and our bylaws, our board of directors may authorize and declare a dividend to stockholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further Wyoming statutory restriction on the amount of funds which may be distributed by us by dividend.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Next Technology to Hong Kong subsidiaries or from Hong Kong subsidiaries to Next Technology. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2025:

●	on an actual basis, as derived from our unaudited consolidated financial statements as of September 30, 2025, which are incorporated by reference into this prospectus supplement;

●	on a pro forma basis to reflect the issuance of 2,016,826 shares of Common Stock for share-based compensation from October 1, 2025 to December 31, 2025;

●	on a pro forma as adjusted basis to give effect to the issuance and sale of 71,381,818 shares of Common Stock and up to 71,381,818 shares of Common Stock issuable upon exercise of Pre-Funded Warrants in this offering, at a public offering price of $1.10 per Share and $1.099 per Pre-Funded Warrant, assuming all Pre-Funded Warrants are exercised, after deducting the estimated offering expenses payable by us, as if such issuances had occurred as of September 30, 2025.

You should read this table together with our consolidated financial statements and notes included in the information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2025
	Actual		Pro Forma		As adjusted
(All amounts in thousands of USD, except for share and per share data, unless otherwise noted)	$		$		$
Stockholders’ Equity:
Common Stock, 2,865,730 shares of Common Stock outstanding on actual basis, 4,882,556 shares of Common Stock outstanding on a pro forma basis, 147,646,192 shares of Common Stock outstanding on a pro forma as adjusted basis		$270,891		$359,669		$516,238
Retained earnings		304,216		215,438		215,438
Total Stockholders’ Equity		$575,107		$575,107		$731,676
Total Capitalization		$575,107		$575,107		$731,676

DILUTION

All share and per-share data in this section have been adjusted to reflect the 200-for-1 reverse stock split effected on September 16, 2025.

Our net tangible book value on September 30, 2025 was US$575.11 million, or US$200.68 per share of Common Stock. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of Common Stock outstanding. After giving effect to the sale of 71,381,818 shares of Common Stock and up to 71,381,818 shares of Common Stock issuable upon exercise of Pre-Funded Warrants in this offering, at a public offering price of $1.10 per Share and $1.099 per Pre-Funded Warrant, assuming all Pre-Funded Warrants are exercised, and after deducting the estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of September 30, 2025 would have been US$575.11 million, or US$117.79 per share of Common Stock. This represents an immediate decrease in net tangible book value of US$116.69 per share of Common Stock to our existing stockholders and an immediate increase in net tangible book value of US$3.86 per share of Common Stock to the investors participating in this offering.

The following table illustrates the net tangible book value dilution per share of Common Stock to stockholders after the issuance of the Shares and Pre-Funded Warrants in this offering:

Public offering price per Share/Pre-Funded Warrant	US$	1.10/1.099
Net tangible book value per share of Common Stock as of September 30, 2025	US$	200.68
Decrease per share of Common Stock attributable to investors under this prospectus supplement	US$	116.69
As adjusted net tangible book value per share of Common Stock after this offering	US$	117.79
Net tangible book value accretion per share of Common Stock to new investors	US$	3.86

The foregoing table and discussion is based on 2,865,730 shares of Common Stock outstanding as of September 30, 2025.

This discussion of dilution, and the table quantifying it, assumes no exercise of any outstanding options over our Common Stock.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately US$156.77 million, assuming all Pre-Funded Warrants are exercised and after deducting the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general working capital purposes, which may include, without limitation, the acquisition of Bitcoin in accordance with our Bitcoin acquisition strategy as disclosed in our public filings. We have not designated specific amounts for any particular use and reserve the right to reallocate proceeds among these uses based on market conditions, operational needs, and opportunities as they arise.

The amounts and timing of our use of proceeds will vary depending on a number of factors, including the amount of cash generated or used by our operations, and the rate of growth, if any, of our business. As a result, we will retain broad discretion in the allocation of the net proceeds of this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Our authorized capital stock consists of unlimited shares of Common Stock, no par value per share and 0 (zero) shares of preferred stock.

Common Stock

Holders of our Common Stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. Holders of our Common Stock are entitled to receive such dividends, if any, as may be declared by our board of directors out of legally available funds. The Company can issue shares at any time, without a stockholder meeting or stockholder consent. The Company may at any time, increase the number of shares, split their shares, forward or reverse, as well as change the name of the shares without a stockholder meeting consistent with the provisions of the Wyoming Business Corporations Act. The Company may amend its Articles of Incorporation at any time with respect to its Common Stock, by way of a board resolution and without a stockholder meeting consistent with the provisions of the Wyoming Business Corporations Act. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all of our assets which are legally available for distribution after the payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our Common Stock have no preemptive, subscription, redemption, or conversion rights.

Cash Dividends

On August 8, 2025, the Company’s board of directors unanimously approved the Policy, which took effect on September 8, 2025. Under the Policy, the Company will distribute no less than 80% of annual profits to its shareholders as dividends, payable in cash, stock or other forms approved by the board. However, dividend declarations remain subject to the board’s quarterly assessment of liquidity, cash flow generation, capital allocation needs for growth, regulatory and compliance constraints, and overall financial condition. No dividends were declared for the year ended December 31, 2025.

Limited Liability and Indemnification. Our Articles of Incorporation eliminate the personal liability of our directors for monetary damages arising from a breach of their fiduciary duty as directors to the fullest extent permitted by Wyoming law. This limitation does not affect the availability of equitable remedies, such as injunctive relief or rescission. Our Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted by Wyoming law, including in circumstances in which indemnification is otherwise discretionary under Wyoming law.

Under Wyoming law, we may indemnify our directors or officers or other persons who were, are or are threatened to be made a named defendant or respondent in a proceeding because the person is or was our director, officer, employee or agent, if we determine that the person:

●	conducted himself or herself in good faith;

●	reasonably believed, in the case of conduct in his or her official capacity as our director or officer, that his or her conduct was in our best interests, and, in all other cases, that his or her conduct was at least not opposed to our best interests; and

●	in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

These persons may be indemnified against expenses, including attorney fees, judgments, fines, including excise taxes, and amounts paid in settlement, actually and reasonably incurred, by the person in connection with the proceeding. If the person is found liable to the Company, no indemnification shall be made unless the court in which the action was brought determines that the person is fairly and reasonably entitled to indemnity in an amount that the court will establish.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities. Insofar as indemnification for liabilities under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the above provisions, we have been informed that, in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Listing

We have our Common Stock listed on the Nasdaq Capital Market under the symbol “NXTT.”

Pre-Funded Warrants

The term “pre-funded” refers to the fact that the purchase price of the warrants in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (which may be increased or decreased by the holder, upon written notice to the Company, but in no event exceeds 4.99%) of our outstanding shares of Common Stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of shares of our Common Stock which would result in such ownership of more than 4.99% (which may be increased or decreased by the holder, upon written notice to the Company, but in no event exceeds 4.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

Exercise of Warrants

Each Pre-Funded Warrant is exercisable for one share of our Common Stock, with an exercise price equal to $0.001 per share, at any time that the Pre-Funded Warrant is outstanding. The Pre-Funded Warrants will be exercisable immediately after issuance until such time the Pre-Funded Warrants are exercised in full. The holder of a Pre-Funded Warrant will not be deemed a holder of our underlying shares of Common Stock until the Pre-Funded Warrant is exercised.

Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of our Common Stock in excess of 4.99% (which may be increased or decreased by the holder, upon written notice to the Company, but in no event exceeds 4.99%) of shares of our Common Stock then outstanding after giving effect to such exercise.

The exercise price and the number of shares issuable upon exercise of the Pre-Funded Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our shares of Common Stock. The Pre-Funded Warrant holder must pay the exercise price in cash upon exercise of the Pre-Funded Warrants, unless such Pre-Funded Warrant holder is utilizing the cashless exercise provision of the Pre-Funded Warrants.

Upon the holder’s exercise of a Pre-Funded Warrant, we will issue shares of Common Stock upon exercise of the Pre-Funded Warrant within one trading day following our receipt of a notice of exercise, provided that payment of the exercise price has been made (unless exercised to the extent permitted via the “cashless” exercise provision). Prior to the exercise of any Pre-Funded Warrants to purchase shares of Common Stock, the holder of the Pre-Funded Warrants will not have any of the rights of holders of the shares of Common Stock purchasable upon exercise, including the right to vote, except as set forth therein.

Pre-Funded Warrants may be exercised only if the issuance of the shares of Common Stock is covered by an effective registration statement, or an exemption from registration is available under the Securities Act and the securities laws of the state in which the holder resides. The Pre-Funded Warrant holder must pay the exercise price in cash upon exercise of the Pre-Funded Warrants unless there is not an effective registration statement or, if required, there is not an effective state law registration or exemption covering the issuance of the shares underlying the Pre-Funded Warrants (in which case, the Pre-Funded Warrants may only be exercised via a “cashless” exercise provision).

Exchange Listing

We do not intend to list the Pre-Funded Warrants on any securities exchange or other trading system.

Right as a Stockholder

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holder of the Pre-Funded Warrants does not have the rights or privileges of holders of shares of our Common Stock, including any voting rights, until it exercise its Pre-Funded Warrants.

PLAN OF DISTRIBUTION

We have entered into the Securities Purchase Agreement, dated March 25, 2026, directly with each of the twenty investors in this offering pursuant to which we plan to sell to such investors an aggregate of (i) 71,381,818 shares of Common Stock and (ii) Pre-Funded Warrants exercisable for up to 71,381,818 shares of Common Stock. We negotiated the price for the Shares and the Pre-Funded Warrants offered in this offering with the investors. The factors considered in determining the price of the Shares and Pre-Funded Warrants included the recent market price of our Common Stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we operate, our past and present operations, and our prospects for future revenues. No single investor is acquiring beneficial ownership of more than 4.99% of the Company’s outstanding shares of Common Stock following the consummation of this offering. No underwriter or placement agent is involved in this offering, and no commissions or underwriting discounts will be paid.

We agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the investors as well as under certain other circumstances described in the Securities Purchase Agreement.

Fees and Expenses

There is no placement agent or underwriter in connection with this offering.

We estimate expenses payable by us in connection with this offering will be approximately US$200,000.

After deducting our estimated offering expenses, we expect the net proceeds from this offering to be approximately US$156.77 million.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “NXTT.”

We expect that delivery of the shares of Common Stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about March 26, 2026, subject to customary closing conditions.

LEGAL MATTERS

We are being represented by MagStone Law, LLP with respect to certain legal matters as to United States federal securities law. The legality and validity of the securities offered from time to time under this prospectus supplement and certain other legal matters as to the laws of State of Wyoming will be passed upon by Long Reimer Winegar LLP. MagStone Law, LLP may rely upon Long Reimer Winegar LLP with respect to matters governed by Wyoming law.

EXPERTS

The consolidated financial statements of the Company for the years ended December 31, 2023 and 2024, as incorporated by reference in this prospectus have been so included in reliance on the report of JWF Assurance PAC, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of JWF Assurance PAC is located at 60 Paya Lebar Road, #10-16 Paya Lebar Square, Singapore. The Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 is CHI-LLTC, 47, First Floor, Jalan SS15/4B,47500 Subang Jaya, Selangor. The audited financial statements for the fiscal year ended December 31, 2025 have not yet been issued and will be incorporated by reference into the registration statement of which this prospectus supplement forms a part upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. At such time, the Company will file an updated consent of CHI-LLTC as required by Rule 436 under the Securities Act.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus supplement forms a part of this prospectus supplement. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus supplement the documents listed below:

●	our annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 27, 2025;

●	our quarterly reports on Form 10-Q for the quarter ended March 31, 2025, June 30, 2025, and September 30, 2025, filed with the SEC on May 9, 2025, August 8, 2025, and October 8, 2025, respectively;

●	our Definitive Proxy Statement on Schedule 14A for our 2025 Annual Meeting of Stockholders filed with the SEC on May 6, 2025 and our Definitive Proxy Statement on Schedule 14A for our 2026 Annual Meeting of Stockholders filed with the SEC on February 9, 2026;

●	our current reports on Form 8-K, furnished to the SEC on April 15, 2025, May 29, 2025, June 23, 2025, August 11, 2025, August 28, 2025, September 8, 2025, September 12, 2025, September 26, 2025, September 30, 2025, November 26, 2025, December 15, 2025, January 23, 2026, and March 12, 2026 in each case only to the extent filed and not furnished; and

●	the description of our Common Stock contained in our registration statement on Form 8-A, filed with the SEC on July 18, 2022, and any amendment or report filed for the purpose of updating such description.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus.

Unless specifically stated to the contrary, none of the information that we may furnish to the SEC under Items 2.02 and 7.01 of any Current Report on Form 8-K, including any related exhibits under Item 9.01, will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document that is incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

1376-7 Oba, Kasukabe City, Saitama Prefecture, Grandage 3, Takebashi 408

Japan 344-0021

+81 7094081304

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplements forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act. Accordingly, we are required to file reports, including annual reports, quarterly reports, current reports, proxy statements, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

PROSPECTUS

NEXT TECHNOLOGY HOLDING INC.

$500,000,000

Common Stock

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock for an aggregate initial offering price of up to $500,000,000.

This prospectus describes the general manner in which our common stock may be offered using this prospectus. Each time we offer and sell common stock, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the common stock offered hereby.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “NXTT.” On September 12, 2025, the last reported sales price for our common stock was $0.1510 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing of the common stock on Nasdaq or any other securities market or exchange covered by the prospectus supplement. Prospective purchasers of our common stock are urged to obtain current information as to the market prices of our common stock, where applicable.

We may offer our common stock directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of our common stock their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell our common stock through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of common stock. See “Plan of Distribution.”

Investing in our common stock involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the shares of common stock of the Company (the “Common Stock”) described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the shares of our Common Stock. Each time we sell our Common Stock, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement (and any applicable free writing prospectus) together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you. This prospectus and any accompanying prospectus supplement (and any applicable free writing prospectus) do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Common Stock described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any jurisdiction or under any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, in any accompanying prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

Unless otherwise indicated or the context otherwise requires, references in this prospectus to “Next Technology,” the “Company,” “NXTT,” “we,” “us,” and “our” refer to Next Technology Holding Inc. and its consolidated subsidiaries.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements, other than statements of historical facts, including statements concerning our plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position, business outlook, business trends and other information, may be forward-looking statements. Words such as “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future,” “targeted,” “goal” and variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not historical facts, and are based upon our current expectations, beliefs, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond our control. All forward-looking statements in this document are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement. Market data used throughout this prospectus is based on published third party reports or the good faith estimates of management, which estimates are based upon their review of internal surveys, independent industry publications and other publicly available information.

You should review carefully the section entitled “Risk Factors” within this prospectus for a discussion of these and other risks that relate to our business and investing in shares of our Common Stock.

All forward-looking statements speak only as of the date of this prospectus. We disclaim any obligation to update or revise these statements unless required by law, and you should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this prospectus are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from our expectations under “Risk Factors” and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

iii

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Business Overview

We were incorporated in the State of Wyoming on March 28, 2019 under the name WeTrade Group, Inc. and served as a holding company with substantially all operations conducting through subsidiaries in Republic of China (“PRC”) engaging in the business of providing technical services and solution to corporate and individual users. On March 18, 2024, we changed our name to Next Technology Holding Inc. (the “Company”). In the third quarter of 2024, we terminated all operations in the PRC to shift our software development services to overseas markets and commenced another business strategy of acquiring and holding bitcoin.

The Company currently pursues two corporate strategies. One business strategy is to continue providing software development services, and the other strategy is to acquire and hold bitcoin.

Software Development

We provide AI-enabled software development services to our customers in Hong Kong, Singapore and other Asian countries. Our business operates under a “SaaS+AI” model, which currently emphasizes customized and entrusted development projects designed in response to specific market demand. Through this approach, we design, develop and deploy software platforms that integrate cloud computing, big data analytics and AI-driven algorithms to support enterprises across diverse industries, including retail, e-commerce, tourism, healthcare and industrial sectors. Our current customers include property management chain enterprises, cryptocurrency mining investment operators and energy and resource businesses. We are expanding the scope of our customer base and are in discussions with potential customers in new media, financial services, transportation, education and healthcare industries.

Our current product portfolio includes several AI-driven platforms and applications:

●	Smart Cloud Collaboration Platform. We have developed a cloud collaboration platform that incorporates intelligent tools to analyze user behavior, recommend resources and enable real-time collaboration across geographies. It is built on a Model-View-Controller (MVC) architecture with a template engine and integrated continuous integration and deployment (CI/CD) pipelines to support scalability, optimization and security.

●	AI-Enabled Data Analytics and Decision Support. Our platform provides real-time data analysis and reporting capabilities, designed to help customers generate insights from customer behavior, market trends and operational data. These features are intended to support more informed decision-making and improve marketing and business strategies.

●	Fully Automated Workflow. Our SaaS platform incorporates automation tools that streamline repetitive tasks such as data entry, report generation and email classification. By reducing human error and manual effort, these tools are intended to improve efficiency and allow customers to focus resources on higher-value activities.

●	Comprehensive Security and Compliance Assurance. Our platform integrates monitoring and compliance functions that utilize AI to identify potential security risks and support adherence to applicable regulatory requirements across different jurisdictions.

●	Personalized Customer Relationship Management (CRM). We have developed CRM tools that integrate customer data from multiple channels, build profiles and provide insights to support personalized product recommendations and improved customer engagement.

●	AI Optimization for Supply Chain and Inventory Management. Our SaaS solutions also include modules designed to assist with supply chain and inventory optimization, applying AI to improve forecasting, reduce inefficiencies and support operational planning.

Our research and development team currently consists of approximately 10 employees, which provides sufficient technical resources to meet current business demand. We are recruiting additional personnel and plan to expand our core research and development team to approximately 30 members by the end of 2025. Our research and development activities are primarily based in Hong Kong and Singapore, and we operate under a flat organizational structure organized by country markets in the Asia-Pacific region. In line with our ongoing research and development initiatives, we anticipate that our SaaS+AI offerings will evolve from primarily tailored solutions toward software with more standardized features that can be broadly applicable across industries.

Bitcoin Acquisition Strategy

Our bitcoin acquisition strategy generally involves acquiring bitcoin with our liquid assets that exceed working capital requirements, and from time to time, subject to market conditions, issuing debt or equity securities or engaging in other capital raising transactions with the objective of using the proceeds to purchase bitcoin.

We view our bitcoin holdings as being held for trading and expect to continue to accumulate bitcoin. We have not set any specific target for the amount of bitcoin we seek to hold, and we will continue to monitor market conditions in determining whether to engage in additional financing to purchase additional bitcoin.

This overall strategy also contemplates that we may (i) periodically sell bitcoin for general corporate purposes, including to generate cash for treasury management or in connection with strategies that generate tax benefits in accordance with applicable law, (ii) enter into additional capital raising transactions that are collateralized by our bitcoin holdings, and (iii) consider pursuing additional strategies to create income streams or otherwise generate funds using our bitcoin holdings.

Summary of Risk Factors

In evaluating an investment in our Common Stock, you should carefully consider the information contained in this prospectus and especially the risks discussed under the section entitled “Risk Factors.” These risks are summarized below.

Risks Relating to Our Software Development Business

●	The market for AI-enabled software development services is highly competitive, rapidly evolving and characterized by frequent technological changes. If we fail to compete effectively, our business and results of operations could be materially and adversely affected.

●	Our AI-enabled software development products, as well as applications, features, and functionality that we may introduce in the future, may not be widely accepted by our customers, may receive negative attention or may require us to compensate or reimburse third parties, any of which may lower our margins and harm our business.

●	Our ability to provide services depends on the continuing operation of our own systems and those of third-party providers, and interruptions could damage our reputation and harm our results of operations.

●	Any actual or perceived failure to comply with applicable data privacy, cybersecurity, or other regulatory obligations could subject us to litigation, regulatory action, reputational harm, or loss of business.

●	Security or cyber incidents affecting our systems or those of third parties could damage our reputation and harm our results of operations.

●	Our business depends on our ability to retain newly acquired customers, and the termination or reduction of their contracts could materially and adversely affect our results of operations.

●	If we are unable to hire, retain, train, and motivate qualified personnel and senior management and deploy our personnel and resources to meet customer demand around the world, our business could suffer.

●	As we expand our software development product offerings, we may become subject to additional laws and regulations, and the costs of compliance or any failure to comply could adversely affect our business.

●	Failure to provide high-quality customer support could impair our reputation and reduce demand for our services.

Risks Relating to Our Bitcoin Acquisition Strategy

●	Bitcoin is a highly volatile asset and fluctuations in its price could materially affect our financial results and the market price of our Common Stock.

●	Bitcoin does not generate interest or dividends, and our ability to realize liquidity from our holdings depends on our ability to sell bitcoin or generate income streams through related strategies.

●	Our bitcoin acquisition strategy is untested and may not achieve its intended results, which could adversely impact our business, financial condition, and the value of our Common Stock.

●	We face counterparty risks, including those relating to the performance and solvency of our custodians, trading venues, and other service providers.

●	Our ability to realize value from our bitcoin holdings may be limited if market liquidity declines or during periods of financial stress.

●	Adoption of ASU 2023-08 requires us to measure our bitcoin holdings at fair value, increasing the volatility of our reported financial results.

●	Legislative developments such as the proposed CLARITY Act, which would classify bitcoin as a “digital commodity” and expand CFTC jurisdiction, could materially increase our compliance costs and adversely impact our business strategy.

●	Any future reclassification of bitcoin as a “security” could result in our being deemed an “investment company” under the Investment Company Act of 1940, imposing significant regulatory burdens.

●	The concentration of our treasury assets in a single digital asset (bitcoin) enhances risks compared to a diversified reserve strategy.

●	Security breaches, cyberattacks, or the loss of private keys could result in the loss of our bitcoin holdings and have a material adverse effect on our results of operations.

Risks Relating to Our Financial Condition and Operations

●	Our dividend policy may limit our ability to fund operations and growth and could adversely affect our business and expansion plans.

●	We may require additional capital to support our operations, which may not be available on favorable terms, if at all. Any financing that we obtain may result in dilution or impose additional restrictions.

●	Failure to achieve and maintain effective internal controls over financial reporting could impair the reliability of our financial statements and negatively affect investor confidence in our stock.

●	We may not maintain sufficient insurance coverage for risks associated with our operations, which could materially and adversely affect us in the event of uninsured losses.

●	We may not be able to generate profitable operations in the future or continue as a going concern without access to additional funding.

●	Adverse global economic or geopolitical conditions, including international conflicts, pandemics, or instability in financial markets, could negatively affect our business and financial condition.

●	As a holding company, we rely on dividend distributions from our subsidiaries, and restrictions on such distributions could adversely affect our liquidity.

●	Our operations and customers are concentrated in Hong Kong, Malaysia, Japan and Singapore. As a result, we are subject to the economic, political, legal and regulatory conditions of these markets. Any adverse developments in these jurisdictions, including changes in laws or regulations affecting software services, artificial intelligence, data security or cross-border business, could materially impact our operations.

●	Our business involves compliance with data security, privacy and cybersecurity requirements that differ across Hong Kong, Malaysia, Japan and Singapore. Changes in such laws, or our failure to comply with them, could result in fines, penalties or reputational damage.

●	Political, economic or social instability in Hong Kong, Malaysia, Japan, Singapore or globally could materially and adversely affect our business, financial condition and results of operations.

Risks Relating to Our Common Stock

●	Our Common Stock may be subject to the SEC’s “penny stock” rules if it trades below $5.00, which could reduce trading activity and liquidity.

●	Although we regained compliance with Nasdaq’s minimum bid price requirement in May 2025, there is no assurance we will continue to satisfy Nasdaq’s listing standards. Any future delisting would materially impair the liquidity and market price of our Common Stock.

●	We do not anticipate paying dividends in the foreseeable future, and investors must rely on stock price appreciation for returns.

●	If analysts do not cover us or issue unfavorable research reports, the market price and trading volume of our Common Stock could decline.

●	The market price of our Common Stock may be volatile due to numerous factors beyond our control, potentially causing investors to lose all or part of their investment.

●	Conversions of outstanding debt or other obligations into equity securities could dilute your ownership and negatively impact the market price of our Common Stock.

●	The market price of our Common Stock may be volatile due to numerous factors beyond our control, which could also increase the likelihood of securities litigation.

●	As an “emerging growth company” and a “smaller reporting company,” we are subject to reduced disclosure requirements, which may make our Common Stock less attractive to investors.

●	If we fail to timely file our periodic reports, we may lose eligibility to use certain registration statements and our securityholders may not be able to rely on Rule 144.

●	We may need to issue significant additional shares to acquire digital assets, which would dilute existing stockholders and could adversely affect the trading price of our Common Stock.

Corporate Information

Our principal executive office is located at Room 519, 05/F Block T3, Qianhai Premier Finance Centre Unit 2, Guiwan Area, Nanshan District, Shenzhen, People’s Republic of China. The telephone number of our principal executive offices is +44-7421477289. Our registered agent in state of Wyoming is Wyoming Registered Agent, located at 1621 Central Ave Cheyenne, Wyoming 82001. We maintain a corporate website at www.nxtttech.com. The information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before you decide whether to purchase any of our Common Stock, you should carefully consider the specific risks discussed in, or incorporated by reference into, the applicable prospectus supplement, together with all other information contained in the prospectus supplement or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider carefully the risks, uncertainties and assumptions discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those that may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other filings we make with the SEC, which are incorporated by reference into this prospectus and which may be amended, supplemented, or superseded from time to time by other reports that we file with the SEC in the future. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” beginning on page 30 of this prospectus and “Incorporated by Reference” beginning on page 31 of this prospectus.

The risks and uncertainties disclosed in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect us. If any of these risks and uncertainties are realized, our business, prospects, financial condition and results of operations may be materially and adversely affected, which could cause you to lose all or a part of your investment in our securities. Additional risks and uncertainties not presently known to us, or that we currently believe are immaterial, also may materially and adversely affect our business, prospects, financial condition and results of operations. Some statements in this prospectus constitute forward-looking statements. Please refer to the section entitled “Cautionary Note regarding Forward-Looking Statements.”

WE ARE NOT REGISTERED AS AN INVESTMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940 AND STOCKHOLDERS DO NOT HAVE THE PROTECTIONS ASSOCIATED WITH OWNERSHIP OF SHARES IN A REGISTERED INVESTMENT COMPANY NOR THE PROTECTIONS AFFORDED BY THE COMMODITIES EXCHANGE ACT.

Risks Relating to Our Software Development Business

We face intense competition in the AI-enabled software development market, which could adversely affect our business and results of operations.

The market for AI-enabled software development services is highly competitive, rapidly evolving and characterized by frequent technological changes. We compete with a wide range of companies, including established software providers, emerging technology companies, and in-house development teams at potential customers. Our ability to compete effectively depends on a number of factors, many of which are outside our control, including:

●	the quality, reliability and performance of our software solutions;

●	the ability to integrate artificial intelligence and other advanced technologies into our offerings;

●	the effectiveness of our sales, marketing and customer support;

●	the pace of innovation relative to competitors; and

●	our ability to differentiate our services in a crowded market.

If we are unable to anticipate or respond effectively to technological change, evolving industry standards, or customer preferences, or if our competitors are more successful in developing and marketing competing products and services, demand for our offerings could decline. Increased competition could result in pricing pressures, reduced margins, loss of market share, or diminished brand recognition, any of which could materially and adversely affect our business, financial condition and results of operations.

Our AI-enabled software development products, as well as applications, features, and functionality that we may introduce in the future, may not be widely accepted by our customers, may receive negative attention or may require us to compensate or reimburse third parties, any of which may lower our margins and harm our business.

Our ability to engage, retain, and increase our base of customers and to increase our revenue will depend on our ability to successfully create new applications, features, and functionality, both independently and together with third parties. We may introduce new and unproven applications, including technologies with which we have little or no prior development or operating experience. These new applications and updates may fail to engage, retain, and increase our base of customers or may suffer from lag in adoption. New applications may initially suffer from performance and quality issues that may negatively impact our ability to market and sell such applications to new and existing customers. The short- and long-term impact of any major change to our AI-integrated SaaS applications, or the introduction of new applications, is particularly difficult to predict. If new or enhanced applications fail to engage, retain, and increase our base of customers, we may fail to generate sufficient revenue, operating margin, or other value to justify our investments in such applications, any of which may harm our business.

In addition, we may be required to compensate or reimburse third parties in connection with certain sales of our software as part of our partner relationships. New applications, features and functionality that we introduce in the future or new partner relationships may increase the amount of compensation or reimbursement we pay to third parties. Any future requirement or increase in the rate that we compensate or reimburse third parties would lower our profit margins and harm our business.

Interruption or failure of our own technology systems or those provided by third-party service providers whom we rely upon, whether arising from geopolitical tensions or business competition, could adversely affect our business, financial condition and results of operations.

We currently serve our customers and end users in Hong Kong, Malaysia, Japan, and Singapore. Our ability to provide AI-enabled software development products and services depends on the continuing operation of our technological systems or those provided by third-party service providers, such as cloud service providers. Any damage to or failure of such systems could interrupt our services. Service interruptions could reduce our revenue and profit and damage our brand if our systems are perceived to be unreliable. Our systems are vulnerable to damage or interruption as a result of terrorist attacks, wars, earthquakes, floods, fires, power loss, telecommunications failures, undetected errors or “bugs” in our software, malware, computer viruses, interruptions in access to our platform through the use of “denial of service” or similar attacks, hacking or other attempts to harm our systems, and similar events. Some of our systems are not fully redundant, and our disaster recovery planning does not account for all possible scenarios. If we cannot continue to retain third-party services on acceptable terms, our services may be interrupted. If we experience frequent or persistent system failures on our platform, whether due to interruptions and failures of our own technology and or those provided by third-party service providers that we rely upon, our reputation and brand could be severely harmed.

The global landscape of cloud services is subject to the influence of geopolitical factors, including international trade disputes, sanctions, and national security concerns, which could impact the availability, reliability, and cost of cloud infrastructure services. Additionally, the competitive dynamics in the cloud services market and potential commercial conflicts of interest could lead to changes in service terms, pricing, availability or even termination of service agreements, particularly if our providers engage in business activities similar to ours and become direct competitors. Any limitation on the capacity of our cloud infrastructure, or any interruption caused by geopolitical events, trade restrictions, or competitive actions in the cloud market, could impede our ability to onboard new customers or expand the usage among existing customers, host our products, or serve our customers effectively.

In the event that our service agreements relating to our data centers or cloud infrastructure are terminated, or there is a lapse of service, elimination of services or features that we utilize, interruption of internet service provider connectivity or damage to such facilities, we could experience interruptions in access to our platform, as well as significant delays and additional expense in arranging or creating new facilities and services or rebuilding our platform for deployment on a different data center provider or cloud infrastructure service provider, which could adversely affect our business, financial condition and results of operations.

Any actual or perceived security or privacy breach could interrupt our operations, harm our brand and adversely affect our reputation, brand, business, financial condition and results of operations.

Our business may involve the collection, storage, processing and transmission of our users’ personal data and other sensitive data. An increasing number of organizations including large online and off-line merchants and businesses, other large Internet companies, financial institutions and government institutions have disclosed breaches of their information security systems, some of which have involved sophisticated and highly targeted attacks. Because techniques used to obtain unauthorized access to or to sabotage information systems change frequently and may not be known until launched against us, we may be unable to anticipate or prevent these attacks. In addition, users of our software products could have vulnerabilities on their own mobile devices that are entirely unrelated to our systems but could mistakenly attribute their own vulnerabilities to us. Further, breaches experienced by other companies may also be leveraged against us. For example, credential stuffing attacks are becoming increasingly common and sophisticated actors can mask their attacks, making them increasingly difficult to identify and prevent. Certain efforts may be state-sponsored or supported by significant financial and technological resources, making them even more difficult to detect.

Although we intend to develop, contract or purchase systems and processes that are designed to protect our users’ data, prevent data loss and prevent other security breaches, these security measures cannot guarantee security. Our information technology and infrastructure may be vulnerable to cyberattacks or security breaches, and third parties may be able to access our users’ personal information and limited payment card data that are accessible through those systems. Employee error, malfeasance or other errors in the storage, use or transmission of personal information could result in an actual or perceived privacy or security breach or other security incident. Although we have policies restricting the access to the personal information we store, our employees have been accused in the past of violating these policies and we may be subject to these types of accusations in the future.

Any actual or perceived breach of privacy or security could interrupt our operations, result in our software being unavailable, resulting in loss or improper disclosure of data, result in fraudulent transfer of funds, harm our reputation and brand, damage our relationships with third-party partners, result in significant legal, regulatory and financial exposure and adversely affect our business, financial condition and results of operations. Any breach of privacy or security impacting any entities with which we share or disclose data (could have similar effects. Further, any cyberattacks, or security and privacy breaches directed at our competitors could reduce confidence in the industry as a whole and, as a result, reduce confidence in us.

Additionally, defending against claims or litigation based on any security breach or incident, regardless of their merit, could be costly and divert management’s attention. We cannot guarantee that we will be able to successfully defending any of such lawsuits which could have an adverse effect on our reputation, brand, business, financial condition and results of operations.

Any failure to offer high-quality user support may harm our relationships with users and could adversely affect our reputation, brand, business, financial condition and results of operations.

Our ability to attract and retain qualified users is dependent in part on the ease and reliability of our offerings, including our ability to provide high-quality support. Users on our software depend on our support organization to resolve any issues relating to our offerings issues with reporting a problem. Our ability to provide effective and timely support is largely dependent on our ability to attract and retain service providers who are qualified to support users and sufficiently knowledgeable regarding our offerings.

Our business depends on our ability to retain newly acquired customers, and the termination or reduction of their contracts could materially and adversely affect our results of operations.

As part of our recent expansion efforts, we have entered into contracts with new customers that we expect will contribute to our future revenue in our software development business. These customers may, however, reduce their use of our offerings or terminate their contracts before or upon expiration. Such outcomes could occur for a variety of reasons, including dissatisfaction with our services, changes in their business priorities, budgetary constraints, competitive offerings, or broader market or economic conditions. Any early termination, non-renewal, or reduction in engagement by these customers could significantly reduce our anticipated revenue and hinder our ability to achieve business growth.

Our customer contracts generally do not obligate customers to renew, extend or expand their arrangements with us once the initial terms expire. If one or more of our customers elect not to renew their contracts with us, or if our customers renew their contracts for shorter time periods, or if our customers reduce the scope of services they obtain from us, or if our customers otherwise seek to renegotiate the terms of their existing arrangements on terms less favorable to us, our business, financial condition and results of operations could be adversely affected.

If we are unable to hire, retain, train, and motivate qualified personnel and senior management and deploy our personnel and resources to meet customer demand around the world, our business could suffer.

Our ability to compete in the highly competitive market for AI-enabled software industry depends upon our ability to attract, motivate, and retain qualified personnel. Some of our executive officers and key personnel are at-will employees and may terminate their employment relationship with us at any time. The loss of the services of our key personnel and any of our other executive officers, and our inability to find suitable replacements, could result in a decline in sales, delays in product development, and harm to our business and operations.

At times, we have experienced, and we may continue to experience, difficulty in hiring and retaining personnel with appropriate qualifications, and we may not be able to fill positions in a timely manner or at all. Potential candidates may not perceive our compensation package, including our equity awards, as favorably as personnel hired prior to our listing. In addition, our recruiting personnel, methodology, and approach may need to be altered to address a changing candidate pool and profile. We may not be able to identify or implement such changes in a timely manner. In addition, we may incur significant costs to attract and recruit skilled personnel, and we may lose new personnel to our competitors or other technology companies before we realize the benefit of our investment in recruiting and training them. As we move into new geographies, we will need to attract and recruit skilled personnel in those geographic areas, but it may be challenging for us to compete with traditional local employers in these regions for talent. If we fail to attract new personnel or fail to retain and motivate our current personnel who can meet our growing technical, operational, and managerial requirements on a timely basis or at all, our business may be harmed.

Our success depends on our ability to effectively source and staff people with the right mix of skills and experience to perform services for our customers, including our ability to transition personnel to new assignments on a timely basis. If we are unable to effectively utilize our personnel on a timely basis to fulfill the needs of our customers, our business could suffer.

We face intense competition for qualified personnel, especially software engineers and data scientists, in Hong Kong and Singapore markets, where a large portion of our personnel are based. We incur costs related to attracting, relocating, and retaining qualified personnel in these highly competitive markets. Further, many of the companies with which we compete for qualified personnel have greater resources than we have. If we fail to attract new personnel or to retain our current personnel, our business and operations could be harmed.

We seek to retain and motivate existing personnel through our compensation practices, company culture, and career development opportunities. We may need to invest significant amounts of cash and equity for new and existing employees, and we may never realize returns on these investments. If the perceived value of our equity awards declines, or if the mix of equity and cash compensation that we offer is less attractive than that of our competitors, it may adversely affect our ability to recruit and retain highly skilled personnel. Any of these factors could harm our business, financial condition, and results of operations.

As we expand our software development product offerings, we may become subject to additional laws and regulations, and any actual or perceived failure by us to comply with such laws and regulations or manage the increased costs associated with such laws and regulations could adversely affect our business, financial condition and results of operations.

As we continue to expand our software development product offerings and user base, we may become subject to additional laws and regulations, which may differ or conflict from one jurisdiction to another. Many of these laws and regulations were adopted prior to the advent of our industry and related technologies and, as a result, do not contemplate or address the unique issues faced by our industry.

Despite our efforts to comply with applicable laws, regulations and other obligations relating to our software development product offerings, it is possible that our practices or product could be inconsistent with, or fail or be alleged to fail to meet all requirements of such laws, regulations or obligations. Our failure, or the failure by our third-party providers or partners, to comply with applicable laws or regulations or any other obligations relating to our software development product offerings, could harm our reputation and brand or result in fines or proceedings by governmental agencies or private claims and litigation, any of which could adversely affect our business, financial condition and results of operations.

Risks Relating to Our Bitcoin Acquisition Strategy

Our bitcoin acquisition strategy may expose us to various risks associated with bitcoin

Our bitcoin acquisition strategy may expose us to various risks associated with bitcoin, including the following:

Bitcoin is a highly volatile asset

Bitcoin is a highly volatile asset that has traded below $52,600 per bitcoin and above $124,400 per bitcoin on Coinbase in the 12 months preceding the date of this prospectus. The trading price of bitcoin was significantly lower during prior periods, and such decline may occur again in the future.

Bitcoin does not pay interest or dividends

Bitcoin does not pay interest or other returns and we can only generate cash from our bitcoin holdings if we sell our bitcoin or implement strategies to create income streams or otherwise generate cash by using our bitcoin holdings. Even if we pursue any such strategies, we may be unable to create income streams or otherwise generate cash from our bitcoin holdings, and any such strategies may subject us to additional risks.

Our bitcoin holdings could significantly impact our financial results and the market price of our Common Stock

Our bitcoin holdings may significantly affect our financial results and if we continue to increase our overall holdings of bitcoin in the future, they may have an even greater impact on our financial results and the market price of our Common Stock. See “Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our bitcoin holdings.”

Our bitcoin acquisition strategy has not been tested

This bitcoin acquisition strategy has not been tested. Although we believe bitcoin, due to its limited supply, has the potential to serve as a hedge against inflation in the long term, the short-term price of bitcoin declined in recent periods during which the inflation rate increased. Some investors and other market participants may disagree with our bitcoin acquisition strategy or actions we undertake to implement it. If bitcoin prices were to decrease or our bitcoin acquisition strategy otherwise proves unsuccessful, our financial condition, results of operations, and the market price of our Common Stock would be materially adversely impacted.

We will be subject to counterparty risks, including in particular risks relating to our custodians

Although we have implemented various measures that are designed to mitigate our counterparty risks, including by storing substantially all of the bitcoin we own and may own in custody accounts at Japanese based, institutional-grade custodians and negotiating contractual arrangements intended to establish that our property interest in custodially-held bitcoin is not subject to claims of our custodians’ creditors, applicable insolvency law is not fully developed with respect to the holding of digital assets in custodial accounts. If our custodially-held bitcoin were nevertheless considered to be the property of our custodians’ estates in the event that any such custodians were to enter bankruptcy, receivership or similar insolvency proceedings, we could be treated as a general unsecured creditor of such custodians, inhibiting our ability to exercise ownership rights with respect to such bitcoin and this may ultimately result in the loss of the value related to some or all of such bitcoin. Even if we are able to prevent our bitcoin from being considered the property of a custodian’s bankruptcy estate as part of an insolvency proceeding, it is possible that we would still be delayed or may otherwise experience difficulty in accessing our bitcoin held by the affected custodian during the pendency of the insolvency proceedings. Any such outcome could have a material adverse effect on our financial condition and the market price of our Common Stock.

The broader digital assets industry is subject to counterparty risks, which could adversely impact the adoption rate, price, and use of bitcoin

A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, including the filings for bankruptcy protection by Three Arrows Capital, Celsius Network, Voyager Digital, FTX Trading and Genesis Global Capital, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, including Signature Bank and Silvergate Bank, SEC enforcement actions against Coinbase, Inc. and Binance Holdings Ltd., the placement of Prime Trust, LLC into receivership following a cease-and- desist order issued by Nevada’s Department of Business and Industry, and the filing and subsequent settlement of a civil fraud lawsuit by the New York Attorney General against Genesis Global Capital, its parent company Digital Currency Group, Inc., and former partner Gemini Trust Company, have highlighted the counterparty risks applicable to owning and transacting in digital assets. Any similar bankruptcies, closures, liquidations and other events may result in any loss or misappropriation of our intended bitcoin holdings, or adversely impact our access to our bitcoin holdings. Or, any such bankruptcies, closures, liquidations, regulatory enforcement actions or other events involving participants in the digital assets industry may negatively impact the adoption rate, price, and use of bitcoin, limit the availability to us of financing collateralized by bitcoin, or create or expose additional counterparty risks.

Changes in the accounting treatment of our bitcoin holdings could have significant accounting impacts, including increasing the volatility of our results

In December 2023, the Financial Accounting Standards Board (“FASB”) issued ASU 2023-08, which requires in-scope crypto assets (including our bitcoin holdings) to be measured at fair value in our statement of financial position, with changes in fair value recognized in net income each reporting period. ASU 2023-08 also requires interim and annual disclosures regarding crypto asset holdings. ASU 2023-08 is effective for fiscal years beginning after December 15, 2024, including interim periods within those fiscal years, with early adoption permitted. We elected to early adopt ASU 2023-08 in December 2024. Due in particular to the volatility in the price of bitcoin, we expect the adoption of ASU 2023-08 to have a material impact on our financial results in future periods, increase the volatility of our financial results, and affect the carrying value of our bitcoin on our balance sheet, and it could also have adverse tax consequences, which in turn could have a material adverse effect on our financial results and the market price of our Common Stock.

The broader digital assets industry, including the technology associated with digital assets, the rate of adoption and development of, and use cases for, digital assets, market perception of digital assets, and the legal, regulatory, and accounting treatment of digital assets are constantly developing and changing, and there may be additional risks in the future that are not possible to predict.

Changes in our ownership of bitcoin could have accounting, regulatory and other impacts

While we currently own bitcoin directly, we may investigate other potential approaches to owning bitcoin, including indirect ownership (for example, through ownership interests in a fund that owns bitcoin). If we were to own all or a portion of our bitcoin in a different manner, the accounting treatment for our bitcoin, our ability to use our bitcoin as collateral for additional borrowings, and the regulatory requirements to which we are subject, may correspondingly change. For example, the volatile nature of bitcoin may force us to liquidate our holdings to use it as collateral, which could be negatively effected by any disruptions in the crypto market, and if liquidated, the value of the collateral would not reflect potential gains in market value of bitcoin, all of which could negatively affect our business and implementation of our bitcoin strategy.

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, the U.S. executive branch, the SEC, the European Union’s Markets in Crypto Assets Regulation, among others have been active in recent years, and in the U.K., the Financial Services and Markets Act 2023 (“FSMA 2023”), or FSMA 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to U.S. Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of bitcoin and in turn adversely affect the market price of our Common Stock.

Moreover, the risks of engaging in a bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because bitcoin has no physical existence beyond the record of transactions on the bitcoin blockchain, a variety of technical factors related to the bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Similarly, the open-source nature of the bitcoin blockchain means the contributors and developers of the bitcoin blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the bitcoin blockchain could adversely affect the bitcoin blockchain and negatively affect the price of bitcoin.

Recent actions by U.S. banking regulators have reduced the ability of bitcoin-related services providers to gain access to banking services and liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our Common Stock.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus.

While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act, if the portion of our assets consists of investments in bitcoins exceeds 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We monitor our assets and income for compliance under the 1940 Act and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC regulations. If bitcoin is determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of bitcoins that constitute investment assets under the 1940 Act. These steps may include, among others, selling bitcoins that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our bitcoins at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if bitcoin is determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by 1940 Act could adversely affect the market price of bitcoin and in turn adversely affect the market price of our Common Stock.

We may be subject to regulatory developments related to crypto assets and crypto asset markets, which could adversely affect our business, financial condition, and results of operations.

As bitcoin and other digital assets are relatively novel and the application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin. The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For examples, see “— Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty” above.

If bitcoin is determined to constitute a security for purposes of the federal securities laws, the additional regulatory restrictions imposed by such a determination could adversely affect the market price of bitcoin and in turn adversely affect the market price of our Common Stock. See “— Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our Common Stock” above. Moreover, the risks of us engaging in a bitcoin treasury strategy have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

Our current and intended bitcoin holdings are and may be less liquid than our existing cash and cash equivalents and may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Historically, the bitcoin markets have been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges, and various other risks inherent in its entirely electronic, virtual form and decentralized network. During times of market instability, we may not be able to sell our bitcoin at favorable prices or at all. For example, a number of bitcoin trading venues temporarily halted deposits and withdrawals in 2022. As a result, our bitcoin holdings may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents. Further, bitcoin we may hold with our custodians and transact with our trade execution partners may not enjoy the same protections as are available to cash or securities deposited with or transacted by institutions subject to regulation by the Federal Deposit Insurance Corporation or the Securities Investor Protection Corporation. Additionally, we may be unable to enter into term loans or other capital raising transactions collateralized by our unencumbered bitcoin or otherwise generate funds using our bitcoin holdings, including in particular during times of market instability or when the price of bitcoin has declined significantly. If we are unable to sell our bitcoin, enter into additional capital raising transactions using bitcoin as collateral, or otherwise generate funds using our bitcoin holdings, or if we are forced to sell our bitcoin at a significant loss, in order to meet our working capital requirements, our business and financial condition could be negatively impacted.

Due to the unregulated nature and lack of transparency surrounding the operations of many bitcoin trading venues, bitcoin trading venues may experience greater fraud, security failures or regulatory or operational problems than trading venues for more established asset classes, which may result in a loss of confidence in bitcoin trading venues and adversely affect the value of our bitcoin

Bitcoin trading venues are relatively new and, in many cases, unregulated. Furthermore, there are many bitcoin trading venues which do not provide the public with significant information regarding their ownership structure, management teams, corporate practices and regulatory compliance. As a result, the marketplace may lose confidence in bitcoin trading venues, including prominent exchanges that handle a significant volume of bitcoin trading and/or are subject to regulatory oversight, in the event one or more bitcoin trading venues cease or pause for a prolonged period the trading of bitcoin or other digital assets, or experience fraud, significant volumes of withdrawal, security failures or operational problems.

In 2019 there were reports claiming that 80-95% of bitcoin trading volume on trading venues was false or non-economic in nature, with specific focus on unregulated exchanges located outside of the United States. The SEC also alleged as part of its complaint on June 5, 2023 that Binance Holdings Ltd. committed strategic and targeted “wash trading” through its affiliates to artificially inflate the volume of certain digital assets traded on its exchange. The SEC has also brought recent actions against individuals and digital asset market participants alleging such persons artificially increased trading volumes in certain digital assets through wash trades, or repeated buying and selling of the same assets in fictitious transactions to manipulate their underlying trading price. Such reports and allegations may indicate that the bitcoin market is significantly smaller than expected and that the United States makes up a significantly larger percentage of the bitcoin market than is commonly understood. Any actual or perceived false trading in the bitcoin market, and any other fraudulent or manipulative acts and practices, could adversely affect the value of our bitcoin. Negative perception, a lack of stability in the broader bitcoin markets and the closure, temporary shutdown or operational disruption of bitcoin trading venues, lending institutions, institutional investors, institutional miners, custodians, or other major participants in the bitcoin ecosystem, due to fraud, business failure, cybersecurity events, government-mandated regulation, bankruptcy, or for any other reason, may result in a decline in confidence in bitcoin and the broader bitcoin ecosystem and greater volatility in the price of bitcoin. For example, in 2022, each of Celsius Network, Voyager Digital, Three Arrows Capital, FTX, and BlockFi filed for bankruptcy, following which the market prices of bitcoin and other digital assets significantly declined. In addition, in June 2023, the SEC announced enforcement actions against Coinbase, Inc., and Binance Holdings Ltd., two providers of large trading venues for digital assets, which similarly was followed by a decrease in the market price of bitcoin and other digital assets. These were followed in November 2023, by an SEC enforcement action against Payward Inc. and Payward Ventures Inc., together known as Kraken, another large trading venue for digital assets. The price of our Common Stock may be affected by the value of our bitcoin holdings, the failure of a major participant in the bitcoin ecosystem could have a material adverse effect on the market price of our Common Stock.

If we or our third-party service providers experience a security breach or cyberattack and unauthorized parties obtain access to our bitcoin, or if our private keys are lost or destroyed, or other similar circumstances or events occur, we may lose some or all of our bitcoin and our financial condition and results of operations could be materially adversely affected.

Currently, we intend to hold any bitcoin we may own, in custody accounts at Japanese based institutional-grade digital asset custodians. Security breaches and cyberattacks are of particular concern with respect to our bitcoin. Bitcoin and other blockchain-based cryptocurrencies and the entities that provide services to participants in the bitcoin ecosystem have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities. For example, in October 2021 it was reported that hackers exploited a flaw in the account recovery process and stole from the accounts of at least 6,000 customers of the Coinbase exchange, although the flaw was subsequently fixed and Coinbase reimbursed affected customers. Similarly, in November 2022, hackers exploited weaknesses in the security architecture of the FTX Trading digital asset exchange and reportedly stole over $400 million in digital assets from customers. A successful security breach or cyberattack could result in:

●	a partial or total loss of our bitcoin in a manner that may not be covered by insurance or the liability provisions twof the custody agreements with the custodians who hold our bitcoin;

●	harm to our reputation and brand;

●	improper disclosure of data and violations of applicable data privacy and other laws; or

●	significant regulatory scrutiny, investigations, fines, penalties, and other legal, regulatory, contractual and financial exposure.

Further, any actual or perceived data security breach or cybersecurity attack directed at other companies with digital assets or companies that operate digital asset networks, regardless of whether we are directly impacted, could lead to a general loss of confidence in the broader bitcoin blockchain ecosystem or in the use of the bitcoin network to conduct financial transactions, which could negatively impact us.

Attacks upon systems across a variety of industries, including industries related to bitcoin, are increasing in frequency, persistence, and sophistication, and, in many cases, are being conducted by sophisticated, well-funded and organized groups and individuals, including state actors. The techniques used to obtain unauthorized, improper or illegal access to systems and information (including personal data and digital assets), disable or degrade services, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized or detected until after they have been launched against a target. These attacks may occur on our systems or those of our third-party service providers or partners. We may experience breaches of our security measures due to human error, malfeasance, insider threats, system errors or vulnerabilities or other irregularities. In particular, we expect that unauthorized parties will attempt, to gain access to our systems and facilities, as well as those of our partners and third-party service providers, through various means, such as hacking, social engineering, phishing and fraud. Threats can come from a variety of sources, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, and insiders. In addition, certain types of attacks could harm us even if our systems are left undisturbed. For example, certain threats are designed to remain dormant or undetectable, sometimes for extended periods of time, or until launched against a target and we may not be able to implement adequate preventative measures. Further, there has been an increase in such activities due to the increase in work-from-home arrangements. The risk of cyberattacks could also be increased by cyberwarfare in connection with the ongoing Russia-Ukraine and Israel-Hamas conflicts, or other future conflicts, including potential proliferation of malware into systems unrelated to such conflicts. Any future breach of our operations or those of others in the bitcoin industry, including third-party services on which we rely, could materially and adversely affect our financial condition and results of operations.

Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin are likely to influence our financial results and the market price of our Common Stock.

Bitcoin is a highly volatile asset, and fluctuations in the price of bitcoin are likely to influence our financial results and the market price of our Common Stock. Our financial results and the market price of our Common Stock would be adversely affected, and our business and financial condition would be negatively impacted, if the price of bitcoin decreased substantially (as it has in the past, such as during 2022), including as a result of:

●	decreased user and investor confidence in bitcoin, including due to the various factors described herein;

●	investment and trading activities, such as (i) trading activities of highly active retail and institutional users, speculators, miners and investors, (ii) actual or expected significant dispositions of bitcoin by large holders, and (iii) actual or perceived manipulation of the spot or derivative markets for bitcoin or spot bitcoin ETPs;

●	negative publicity, media or social media coverage, or sentiment due to events in or relating to, or perception of, bitcoin or the broader digital assets industry, for example, (i) public perception that bitcoin can be used as a vehicle to circumvent sanctions, including sanctions imposed on Russia or certain regions related to the ongoing conflict between Russia and Ukraine, or to fund criminal or terrorist activities, such as the purported use of digital assets by Hamas to fund its terrorist attack against Israel in October 2023; (ii) expected or pending civil, criminal, regulatory enforcement or other high profile actions against major participants in the bitcoin ecosystem, including the SEC’s enforcement actions against Coinbase, Inc. and Binance Holdings Ltd.; (iii) additional filings for bankruptcy protection or bankruptcy proceedings of major digital asset industry participants, such as the bankruptcy proceeding of FTX Trading and its affiliates; and (iv) the actual or perceived environmental impact of bitcoin and related activities, including environmental concerns raised by private individuals, governmental and non-governmental organizations, and other actors related to the energy resources consumed in the bitcoin mining process;

●	changes in consumer preferences and the perceived value or prospects of bitcoin;

●	competition from other digital assets that exhibit better speed, security, scalability, or energy efficiency, that feature other more favored characteristics, that are backed by governments, including the U.S. government, or reserves of fiat currencies, or that represent ownership or security interests in physical assets;

●	a decrease in the price of other digital assets, including stablecoins, or the crash or unavailability of stablecoins that are used as a medium of exchange for bitcoin purchase and sale transactions, such as the crash of the stablecoin Terra USD in 2022, to the extent the decrease in the price of such other digital assets or the unavailability of such stablecoins may cause a decrease in the price of bitcoin or adversely affect investor confidence in digital assets generally;

●	the identification of Satoshi Nakamoto, the pseudonymous person or persons who developed bitcoin, or the transfer of substantial amounts of bitcoin from bitcoin wallets attributed to Mr. Nakamoto or other “whales” that hold significant amounts of bitcoin;

●	disruptions, failures, unavailability, or interruptions in service of trading venues for bitcoin, such as, for example, the announcement by the digital asset exchange FTX Trading that it would freeze withdrawals and transfers from its accounts and subsequent filing for bankruptcy protection and the recent SEC enforcement action brought against Binance Holdings Ltd., which initially sought to freeze all of its assets during the pendency of the enforcement action;

●	the filing for bankruptcy protection by, liquidation of, or market concerns about the financial viability of digital asset custodians, trading venues, lending platforms, investment funds, or other digital asset industry participants, such as the filing for bankruptcy protection by digital asset trading venues FTX Trading and BlockFi and digital asset lending platforms Celsius Network and Voyager Digital Holdings in 2022, the ordered liquidation of the digital asset investment fund Three Arrows Capital in 2022, the announced liquidation of Silvergate Bank in 2023, the government-mandated closure and sale of Signature Bank in 2023, the placement of Prime Trust, LLC into receivership following a cease-and-desist order issued by the Nevada Department of Business and Industry in 2023, and the exit of Binance Holdings Ltd. from the U.S. market as part of its settlement with the Department of Justice and other federal regulatory agencies;

●	regulatory, legislative, enforcement and judicial actions that adversely affect the price, ownership, transferability, trading volumes, legality or public perception of bitcoin, or that adversely affect the operations of or otherwise prevent digital asset custodians, trading venues, lending platforms or other digital assets industry participants from operating in a manner that allows them to continue to deliver services to the digital assets industry;

●	further reductions in mining rewards of bitcoin, including block reward halving events, which are events that occur after a specific period of time that reduce the block reward earned by “miners” who validate bitcoin transactions, or increases in the costs associated with bitcoin mining, including increases in electricity costs and hardware and software used in mining, that may cause a decline in support for the bitcoin network;

●	Transaction congestion and fees associated with processing transactions on the bitcoin network;

●	macroeconomic changes, such as changes in the level of interest rates and inflation, fiscal and monetary policies of governments, trade restrictions, and fiat currency devaluations;

●	developments in mathematics or technology, including in digital computing, algebraic geometry and quantum computing, that could result in the cryptography used by the bitcoin blockchain becoming insecure or ineffective; and

●	changes in national and international economic and political conditions, including, without limitation, the adverse impact attributable to the economic and political instability caused by the current conflict between Russia and Ukraine and the economic sanctions adopted in response to the conflict, and the potential broadening of the Israel-Hamas conflict to other countries in the Middle East.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future relating to our bitcoin holdings.

Our historical financial statements do not reflect the potential variability in earnings that we may experience in the future from holding or selling significant amounts of bitcoin.

The price of bitcoin has historically been subject to dramatic price fluctuations and is highly volatile. Following our early adoption of ASU 2023-08, we are required to determine the fair value of our bitcoin based on quoted (unadjusted) prices on the Coinbase exchange, and to measure our bitcoin holdings at fair value in our statement of financial position, and to recognize gains and losses from changes in the fair value of our bitcoin in net income each reporting period, which may create significant volatility in our reported earnings and change the carrying value of our digital assets, which in turn could have a material adverse effect on the market price of our Common Stock. Conversely, any sale of bitcoins at prices above our carrying value for such assets creates a gain for financial reporting purposes even if we would otherwise incur an economic or tax loss with respect to such transaction, which also may result in significant volatility in our reported earnings.

Due in particular to the volatility in the price of bitcoin, we expect our early adoption of ASU 2023-08 to increase the volatility of our financial results and it could significantly affect the carrying value of our bitcoin on our balance sheet. As of the date of this prospectus, we held an aggregate 5,833 bitcoins, which we acquired for approximately $183 million, inclusive of fees and expenses.

Because we intend to purchase additional bitcoin in future periods and increase our overall holdings of bitcoin, we expect that the proportion of our total assets represented by our bitcoin holdings will increase in the future. As a result, and in particular with respect to the quarterly periods and full fiscal year with respect to which ASU 2023-08 will apply, and for all future periods, volatility in our earnings may be significantly more than what we experienced in prior periods.

Our bitcoin treasury strategy subjects us to enhanced regulatory oversight.

As noted above, several spot bitcoin ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at net asset value. Even though we are not, and do not function in the manner of, a spot bitcoin ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to our bitcoin holdings.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes, including those sanctions imposed in response to the ongoing conflict between Russia and Ukraine. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our bitcoin through entities subject to anti-money laundering regulation and related compliance rules in the United States, if we are found to have purchased any of our bitcoin from bad actors that have used bitcoin to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in bitcoin by us may be restricted or prohibited.

We may consider issuing debt or other financial instruments that may be collateralized by our bitcoin holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our bitcoin holdings. These types of bitcoin-related transactions are the subject of enhanced regulatory oversight. These and any other bitcoin-related transactions we may enter into, beyond simply acquiring and holding bitcoin, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators following the filing for Chapter 11 bankruptcy protection by FTX Trading, one of the world’s largest cryptocurrency exchanges, in November 2022. U.S. and foreign regulators have also increased, and are highly likely to continue to increase, enforcement activity, and are likely to adopt new regulatory requirements in response to FTX Trading’s collapse. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting bitcoin, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in bitcoin.

In addition, private actors that are wary of bitcoin or the regulatory concerns associated with bitcoin may in the future take further actions that may have an adverse effect on our business or the market price of our Common Stock.

Legislative developments such as the CLARITY Act may alter the regulatory treatment of bitcoin and adversely affect our business.

On May 29, 2025, the U.S. House of Representatives introduced H.R. 3633, the Digital Asset Market Clarity Act of 2025 (the “CLARITY Act”), which passed the House on July 17, 2025 and is currently pending review by the U.S. Senate. If enacted as proposed, the CLARITY Act would classify bitcoin and certain other digital assets as “digital commodities” and expand the jurisdiction of the Commodity Futures Trading Commission (the “CFTC”) over such assets. As a result, certain activities involving bitcoin, including trading, custody, advisory, or fundraising transactions, could become subject to new compliance obligations under the Commodity Exchange Act. Depending on the manner in which the legislation is implemented and interpreted, entities such as ours could be required to register as a commodity pool operator, commodity trading advisor, or otherwise comply with CFTC regulations applicable to market participants in digital commodities.

While it is uncertain whether the CLARITY Act will be enacted in its current form, or whether transitional relief or exemptions would be available to us, any such reclassification of bitcoin could materially increase our compliance costs and subject us to additional reporting, operational and governance requirements. In addition, the period of regulatory transition and uncertainty could adversely affect liquidity, market participation and demand for bitcoin more broadly. Any such changes could have a material adverse effect on our business strategy, financial condition, results of operations and the market price of our Common Stock.

The concentration of our holdings in a single digital asset enhances the risks inherent in our bitcoin treasury strategy.

As of the date of this prospectus, we held an aggregate 5,833 bitcoins, which we acquired for approximately $183 million, inclusive of fees and expenses, and we intend to purchase additional bitcoin and increase our overall holdings of bitcoin in the future. Currently we have our treasury reserve asset investments highly concentrated in a single asset, bitcoin. The concentration of our bitcoin holdings limits the risk mitigation that we could take advantage of by purchasing a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our bitcoin acquisition strategy. Any future significant declines in the price of bitcoin would have a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

From time to time, we may enter into certain hedging transactions to mitigate our exposure to specific economic conditions that are particularly volatile, including the market price of bitcoin. Engaging in hedging transactions may expose us to risks associated with such transactions. Hedging against a decline in the values of portfolio investments caused by interest rate risk or volatile bitcoin market prices does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline for other reasons. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio investments should increase. Moreover, it may not be possible to hedge against a particular fluctuation that is so generally anticipated by the markets that a hedging transaction at an acceptable price is unavailable. In light of these and other factors, we may not be successful in mitigating our exposure to volatile economic conditions through any hedging transactions we undertake.

The emergence or growth of other digital assets, including those with significant private or public sector backing, could have a negative impact on the price of bitcoin and adversely affect our financial condition and results of operations.

As a result of our bitcoin treasury strategy, the majority of our cash is now concentrated in our bitcoin holdings. Accordingly, the emergence or growth of digital assets other than bitcoin may have a material adverse effect on our financial condition. While bitcoin is the largest digital asset by market capitalization as of the date of this prospectus there are numerous alternative digital assets and many entities, including consortiums and financial institutions, are researching and investing resources into private or permissioned blockchain platforms or digital assets that do not use proof-of-work mining like the bitcoin network. For example, in late 2022, the Ethereum network transitioned to a “proof-of-stake” mechanism for validating transactions that requires significantly less computing power than proof-of-work mining. The Ethereum network has completed another major upgrade since then and may undertake additional upgrades in the future. If the mechanisms for validating transactions in Ethereum and other alternative digital assets are perceived as superior to proof-of-work mining, those digital assets could gain market share relative to bitcoin.

Other alternative digital assets that compete with bitcoin in certain ways include “stablecoins,” which are designed to maintain a constant price because of, for instance, their issuers’ promise to hold high-quality liquid assets (such as U.S. dollar deposits and short- term U.S. treasury securities) equal to the total value of stablecoins in circulation. Stablecoins have grown rapidly as an alternative to bitcoin and other digital assets as a medium of exchange and store of value, particularly on digital asset trading platforms. As of the date of this prospectus, two of the ten largest digital assets by market capitalization are U.S. dollar-backed stablecoins.

Additionally, central banks in some countries have started to introduce digital forms of legal tender. For example, China’s CBDC project was made available to consumers in January 2022, and governments including the United States, the European Union, and Israel have been discussing the potential creation of new CBDCs. Whether or not they incorporate blockchain or similar technology, CBDCs, as legal tender in the issuing jurisdiction, could also compete with, or replace, bitcoin and other digital assets as a medium of exchange or store of value. As a result, the emergence or growth of these or other digital assets could cause the market price of bitcoin to decrease, which could have a material adverse effect on our financial condition, and operating results.

We face risks relating to the custody of our bitcoin, including the loss or destruction of private keys required to access our bitcoin and cyberattacks or other data loss relating to our bitcoin.

We hold our bitcoin with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts do not restrict our ability to reallocate our bitcoin among our custodians, and our bitcoin holdings may be concentrated with a single custodian from time to time. In light of the significant amount of bitcoin we hold, we continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our bitcoin as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody our bitcoin, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services in the United States, we may need to enter into agreements that are less favorable than our current agreements or take other measures to custody our bitcoin, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected. In addition, holding our bitcoin with regulated custodians could affect the availability of receiving digital assets that may result from “forks” of the bitcoin blockchain if our custodians are unable to support or otherwise provide us with such digital assets, thereby reducing the amount of digital assets we may hold as a result.

The insurance that covers losses of our bitcoin holdings may cover only a small fraction of the value of the entirety of our bitcoin holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our bitcoin. Moreover, our use of custodians exposes us to the risk that the bitcoin our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such bitcoin. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we maintain related to our bitcoin.

Bitcoin is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the bitcoin is held. While the bitcoin blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the bitcoin held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the bitcoin held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The bitcoin and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

Our bitcoin treasury strategy exposes us to risk of non-performance by counterparties.

Our bitcoin treasury strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of bitcoin, a loss of the opportunity to generate funds, or other losses.

Our primary counterparty risk with respect to our bitcoin is custodian performance obligations. We hold nearly all of our bitcoin in custody accounts at Japanese institutional-grade custodians. These custodians have strong track records of regulatory compliance and information security. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry, the closure or liquidation of certain financial institutions that provided lending and other services to the digital assets industry, SEC enforcement actions against other providers, or placement into receivership or civil fraud lawsuit against digital asset industry participants have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Although these bankruptcies, closures and liquidations have not adversely impacted our bitcoin (which was only recently acquired), legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

Risks Relating to Our Financial Condition and Operations

Our dividend policy may limit our ability to fund operations and growth and could adversely affect our business and expansion plans.

On August 8, 2025, our board of directors unanimously approved a dividend policy (the “Policy”), effective September 8, 2025. Under the Policy, we will distribute no less than 80% of annual profits to shareholders as dividends, payable in cash, stock, or other forms approved by the board. Dividend declarations under the Policy remain subject to the board’s quarterly assessment of our liquidity, cash flow generation, capital allocation needs for growth, regulatory and compliance constraints, and overall financial condition.

Despite that the Policy includes safeguards, returning a substantial portion of profits to shareholders may reduce funds available for working capital, research and development, product and market expansion, capital expenditures, strategic investments and acquisitions, and the maintenance of cash reserves. As a result, the Policy could constrain our operating flexibility and ability to pursue growth opportunities, and may increase our reliance on external financing. Any need to raise debt or equity to fund operations or expansion could occur on unfavorable terms, dilute existing shareholders, or subject us to restrictive covenants, and could adversely affect our business, financial condition, and results of operations.

Additional capital, if needed, may not be available on acceptable terms, if at all, and any additional financing may be on terms adverse to your interests.

We may need additional cash to fund our operations. Our capital needs will depend on numerous factors, including market conditions and our profitability. We cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. If additional financing is not available when required or is not available on acceptable terms, we may be unable to fund expansion, successfully promote our brand name, develop or enhance our services, take advantage of business opportunities, or respond to competitive pressures or unanticipated requirements, any of which could seriously harm our business and reduce the value of your investment.

If we are able to raise additional funds if and when needed by issuing additional equity securities, you may experience significant dilution of your ownership interest and holders of these new securities may have rights senior to yours as a holder of our Common Stock. If we obtain additional financing by issuing debt securities, the terms of those securities could restrict or prevent us from declaring dividends and could limit our flexibility in making business decisions. In this case, the value of your investment could be reduced.

There is no assurance that we will be able to obtain additional funding if it is needed, or that such funding, if available, will be obtainable on terms and conditions favorable to or affordable by us. If we cannot obtain needed funds, we may be forced to curtail our activities.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could prevent us from producing reliable financial reports or identifying fraud. In addition, shareholders could lose confidence in our financial reporting, which could have an adverse effect on our stock price.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud, and a lack of effective controls could preclude us from accomplishing these critical functions. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of an issuer’s internal controls over financial reporting. Although we intend to augment our internal controls procedures and expand our accounting staff, there is no guarantee that this effort will be adequate.

During the course of our testing, we may identify deficiencies which we may not be able to remediate. In addition, if we fail to maintain the adequacy of our internal accounting controls, as applicable standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and, also, cause investors to lose confidence in our reported financial information, either of which could have an adverse effect on our stock price.

As a “smaller reporting company” certain reduced disclosure and other requirements will be available to us after we are no longer an emerging growth company.

We are a “smaller reporting company” pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Some of the reduced disclosure and other requirements available to us as a result of the JOBS Act may continue to be available to us after we are no longer an emerging growth company pursuant to the JOBS Act but remain a “smaller reporting company” pursuant to the Exchange Act. As a “smaller reporting company” we are not required to:

●	have an auditor report regarding our internal controls of financial reporting pursuant to Section 4(b) of the Sarbanes-Oxley Act;

●	present more than two years audited financial statement in our registration statement and annual reports on Form 10-K and present selected financial data in such registration statements and annual reports;

●	Make risk factor disclosure in our annual reports of Form 10-K; and

●	Make certain otherwise required disclosures in our annual reports on Form 10-K and quarterly reports on Form 10-Q.

We may not be able to generate profitable operations in the future and/or obtain the necessary financing to meet our obligations and repay liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. These factors raise substantial doubt that we will be able to continue as a going concern. We plan to continue to provide for our capital needs through related party advances. Our financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

A prolonged downturn in the global economy could materially and adversely affect our business and results of operations.

The current global market and economic conditions are unprecedented, volatile and challenging, with the threat of recessions occurring in most major economies. Continued concerns about the systemic impact of potential long-term and wide-spread recession, energy costs, geopolitical issues, and the availability and cost of credit have contributed to increased market volatility and diminished expectations for economic growth around the world. The difficult economic outlook has negatively affected businesses and consumer confidence and contributed to volatility of unprecedented levels.

Our business, prospects, financial condition and results of operations may also be influenced to a significant degree by political, economic and social conditions in Hong Kong and China generally and by continued economic growth in Hong Kong and China as a whole. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect potential clients’ confidence in financial market as a whole and have a negative impact on our business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

The outbreak of war in Ukraine has already affected global economic markets, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our client’s business and our business, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. In addition to the war in Ukraine, recent and ongoing conflicts in the Middle East, including the conflict between Israel and Hamas and the conflict involving the United States, Israel, and Iran, have added further uncertainty to the global economic outlook. These conflicts have already led to volatility in crude oil prices and increased shipping costs due to attacks on commercial vessels in the Red Sea. A wider regional conflict could significantly disrupt global supply chains and energy markets, which could lead to higher inflation, reduced economic growth, and other adverse effects on the global economy. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of our business.

We may not maintain sufficient insurance coverage for the risks associated with our business operations

Risks associated with our business and operations include, but are not limited to, claims for wrongful acts committed by our officers, directors, and other representatives, the loss of intellectual property rights, the loss of key personnel and risks posed by natural disasters. Any of these risks may result in significant losses. We currently do not carry business interruption insurance and may not do so in the future. In addition, we cannot provide any assurance that our insurance coverage is sufficient to cover any losses that we may sustain, or that we will be able to successfully claim our losses under our insurance policies on a timely basis or at all. If we incur any loss not covered by our insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

We do not have “key man” life insurance policies for any of our key personnel. If we were to obtain “key man” insurance for our key personnel, of which there can be no assurance, the amounts of such policies may not be sufficient to pay losses experienced by us as a result of the loss of any of those personnel.

We do not currently have general liability insurance and may not have general liability insurance in the near future until our financial situation improves.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

While our current business operations are not subject to the PRC Crypto Restrictions, future changes in our business strategies or operations could expose us to these restrictions.

Our business operations are not currently impacted by the cryptocurrency restrictions imposed by the Chinese government (collectively, the “PRC Crypto Restrictions”) in any material respect, even though the Chinese government has adopted an increasingly stringent approach in recent years, as outlined and discussed below.

On December 3, 2013, the People’s Bank of China, China’s central bank (“PBoC”), issued the Notice on Preventing Risks Associated with Bitcoin, emphasizing that bitcoin should be deemed as a virtual commodity rather than a fiat currency. This notice prohibits financial and payment institutions in China from providing bitcoin-related services, highlighting the potential risks of money laundering associated with bitcoin.

Further tightening the regulatory environment, on September 4, 2017, the PBoC issued the Announcement on Preventing Risks Associated with Financing Activities through ICOs, which prohibits the initial coin offerings (ICOs) which was characterized as a potentially criminal activity, potentially involving suspected illegal issuance and sales of tokens and notes, unauthorized public issuance of securities, illegal fundraising, financial fraud, and Ponzi schemes.

The most recent regulatory measure came on September 24, 2021, when the PBoC, along with nine other Chinese national government bodies, issued the Notice Regarding Further Prevention and Management of Risks Associated with Cryptocurrency Trading Hype banning overseas cryptocurrency exchanges from providing services to residents in mainland China. This notice also prohibits individuals in mainland China from working for overseas exchanges, and restricts companies and individuals from providing marketing, payment, settlement services or technical support to these exchanges. A comprehensive monitoring system was also established to oversee cryptocurrency activities of individuals and companies in mainland China, giving local authorities extensive authority to monitor their regions and raise early warning flags. We believe our business operations are not currently subject to these PRC Crypto Restrictions.

We are not a PRC company, nor do we plan to open or retain any PRC subsidiaries. We are not a financial or payment institution operating within China either. We closed our PRC subsidiaries in July 2024 and currently do not conduct any business activities within China. We do not engage in any exchange business between fiat currency and cryptocurrency or among cryptocurrencies. We do not issue digital tokens through ICOs or otherwise, nor do we provide marketing, payment, settlement services or related technical support for any cryptocurrency exchanges. Our involvement with bitcoin is limited to purchasing and holding bitcoins, which is not prohibited under the PRC Crypto Restrictions. Furthermore, the holding of certain executive roles by Chinese citizens in our company does not violate any PRC Crypto Restrictions.

While our current business operations are not subject to the PRC Crypto Restrictions, future changes in our business strategies or operations could expose us to these restrictions. In addition, the PRC Crypto Restrictions are continuously evolving and can be subject to significant changes. There is a possibility that the Chinese government may broaden its regulatory scope to include a wider range of cryptocurrency-related activities, potentially impacting companies operating outside of China. If new regulations are introduced or if our business evolves to include activities that fall under the PRC jurisdiction, we could face increased regulatory scrutiny, compliance costs or operational restrictions, which, in turn, could materially affect our current or anticipated business operations.

We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Common Stock.

We are a holding company. We conduct our operations mainly through our subsidiary in Hong Kong. We may rely on dividends to be paid by our Hong Kong and BVI subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If our Hong Kong and BVI subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

We are permitted under the Wyoming laws to provide funding to our subsidiaries in Hong Kong and BVI through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. We are also permitted under the laws of Hong Kong to provide funding to Next Technology Inc. through dividend distribution without restrictions on the amount of the funds. As of the date of this annual report, there has been no distribution of dividends or assets among the holding company or the subsidiaries. We currently do not have any cash management policies in place.

Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Wyoming Business Corporation Act and our bylaws, our board of directors may authorize and declare a dividend to shareholders at such time and of such an amount as they think fit if they are satisfied, on reasonable grounds, that immediately following the dividend the value of our assets will exceed our liabilities and we will be able to pay our debts as they become due. There is no further Wyoming statutory restriction on the amount of funds which may be distributed by us by dividend.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from Next Technology Holding Inc. to Hong Kong subsidiaries or from Hong Kong subsidiaries to Next Technology Holding Inc. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Our international growth strategy has and will continue to expose us to risks inherent in international sales and operations.

We are currently active in Hong Kong, Malaysia, Japan and Singapore, and we have and will continue to expand our operations and sales into new markets, including but not limited to, Thailand and Australia. Our expanding international operations are subject to risks that could adversely affect those operations or our business as a whole, including but not limited to the costs of establishing a market presence, localizing product and service offerings for foreign customers, difficulties in managing and staffing international operations, and increased expenses related to introducing corporate policies and controls in our international operations and increased reliance on partners to provide services in additional geographies. Further, the expansion of our product offering into new international markets has and will continue to result in an expansion of our monitoring of local laws and regulations, which increases our costs as well as the risk of the product not incorporating in a timely fashion or at all the necessary changes to enable a customer to be compliant with such laws, or in manual workarounds that are prone to errors.

Moreover, as part of our international strategy, we work with partners to perform services in certain geographies where we do not currently have international operations or the particular service required by our customers. As a result, we may experience business impact if our partners do not carry out the services as committed, or at a quality level that our customers demand, including potential for reduced margin from additional expense or impact to customer relationships.

If we are unable to provide the required services on a multinational basis, or if we are unable to effectively manage our international expansion, we could be subject to negative customer experiences, harm to our reputation or loss of customers, claims for any fines, penalties or other damages suffered by our customer, and other financial harm, including fines, penalties, or other damages suffered by us directly, which would negatively impact revenue and earnings. Although we have a multinational strategy, additional investment and efforts may be necessary to implement such strategy. Some of our business partners also have international operations and are subject to the risks described above.

Compliance with the rapidly evolving landscape of global data privacy and data security laws may be challenging, and any failure or perceived failure to comply with such laws, or other concerns about our practices or policies with respect to the processing of personal information, could damage our reputation and deter current and potential customers and end users from using our platform and products and services or subject us to significant compliance costs or penalties, which could materially and adversely affect our business, financial condition and results of operations.

Failure to comply with the increasing number of data protection laws in the jurisdictions in which we operate, as well as concerns about our practices with regard to the collection, use, storage, retention, transfer, disclosure and other processing of personal information, the security of personal information, the use of biometric information or other privacy-related matters, such as cybersecurity breaches, misuse of personal information and data sharing without necessary safeguards, including concerns from our customers, employees and third parties with whom we conduct business, even if unfounded, could damage our reputation and operating results. As we seek to expand our business, we are, and may increasingly become, subject to various laws, regulations and standards, as well as contractual obligations, relating to data privacy and security in the jurisdictions in which we operate. The regulatory and legal frameworks regarding data privacy and security issues in many jurisdictions are constantly evolving and developing and can be subject to significant changes from time to time, including in ways that may result in conflicting requirements among various jurisdictions. Interpretation and implementation standards and enforcement practices are similarly in a state of flux and are likely to remain uncertain for the foreseeable future. As a result, we may not be able to fully assess the full scope of our global compliance obligations, leading to potential non-compliance with applicable data privacy and security laws, regulations and standards. Moreover, these laws, regulations and standards may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible that they will be interpreted and applied in ways that may have a material and adverse impact on our business, financial condition and results of operations.

United States

In the United States, various federal regulators, including governmental agencies like the Federal Trade Commission, and states and state regulators have adopted, or are considering adopting, laws and regulations concerning personal data and data security, such as the California Consumer Privacy Act, of 2018 (as modified by the California Privacy Rights Act, collectively “CCPA”). This patchwork of legislation and regulation may give rise to conflicts or differing views of personal privacy rights. For example, certain state laws may be more stringent or broader in scope, or offer greater individual rights, with respect to personal data than federal, international or other state laws, and such laws may differ from each other, all of which may complicate compliance efforts. One such comprehensive privacy law in the United States is the CCPA, which came into effect on January 1, 2020 and was significantly amended as of January 1, 2023. Among other things, the CCPA requires companies that process personal information of California residents to make detailed disclosures to consumers about such companies’ data collection, use and sharing practices, gives California residents expanded rights to access and delete their personal information and to opt out of certain personal information sharing with (and sales of personal information to) third parties. The CCPA provides for civil penalties for violations, as well as a private right of action for certain data breaches that result in the loss of personal data that may increase the likelihood of, and risks associated with, data breach litigation. Additionally, the CCPA expands consumers’ rights with respect to certain sensitive personal information, further restricts the use of cross-context behavioral advertising and creates a state agency, the California Privacy Protection Agency, to oversee implementation and enforcement efforts. Amendments have been made to the CCPA, and it is possible that further amendments will be enacted, but even in its current form it remains unclear how various provisions of the CCPA will be interpreted and enforced potentially resulting in further uncertainty and requiring us to incur additional costs and expenses in an effort to comply. Other state laws are changing rapidly and there have been ongoing discussions and proposals in the U.S. Congress with respect to new federal data privacy and security laws to which we would become subject if enacted. All of these evolving compliance and operational requirements impose significant costs that are likely to increase over time, may require us to modify our data processing practices and policies, divert resources from other initiatives and projects, and could restrict the way products and services involving data are offered, all of which may have a material and adverse impact on our business, financial condition and results of operations.

Hong Kong

In Hong Kong, the collection, use and transfer of personal data is primarily governed by the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”), which is enforced by the Privacy Commissioner for Personal Data. The PDPO applies where the data user in question controls the collection, holding, processing or use of personal data (i.e. any data relating directly or indirectly to a living individual from which it is practicable for the individual to be directly or indirectly identified) in or from Hong Kong even if the data processing cycle occurs outside Hong Kong. PDPO does not contain any express provisions conferring extra-territorial application. PDPO imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights including, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, the right to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Privacy Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO.

Malaysia

In Malaysia, the processing of personal data in commercial transactions is regulated under the Personal Data Protection Act 2010 (“Malaysia PDPA”), which is administered by the Personal Data Protection Commissioner. Malaysia PDPA requires generally that an individual consents to the processing of personal data, subject to specific statutory exceptions. The term “processing” is widely defined to include collecting, recording, holding, or storing personal data or carrying out any operation or set of operations on personal data, including:

(a)	the organization, adaptation or alteration of personal data;

(b)	the retrieval, consultation or utilization of personal data;

(c)	the disclosure of personal data by transmission, transfer, dissemination or otherwise making available; or

(d)	the alignment, combination, correction, erasure, or destruction of personal data.

Malaysia PDPA provide that consent shall be obtained in relation to the processing of personal data in any form that can be recorded and maintained properly by the data user.

Data users are required to provide written notice of the personal data being processed, and such notice shall include, among others, a description of the personal data being processed, the purpose for which the personal data is being processed, the source of the personal data, the class of persons to whom the personal data will be disclosed to, whether it is obligatory or voluntary for the individual to supply the personal data, the individual’s rights to request access and correct the personal data and choices and means available to the individual to limit the processing of the personal data. The notice must be provided in both English and the national language of Bahasa Malaysia.

Japan

The Act on the Protection of Personal Information (the “APPI”) in Japan is to protect rights and interests of individuals, while balancing the usefulness of personal information. The APPI mainly concerns three situations: (i) acquisition and use; (ii) storage; and (iii) transfer of personal information. When personal information is acquired, the purpose of use must be notified to the individual or made public, except in cases where the purpose of use has been made public in advance. The purpose of use must be specified, and the acquired personal information must be used within the scope of such purpose of use. When storing personal information, it is necessary to manage it safely so that it will not be leaked. For the secure management of personal information, the APPI requires business operators handling personal data to implement appropriate security control measures to prevent unauthorized access, loss, destruction, alteration or leakage. It includes establishment of fundamental rule of personal information management, appointment of personnel responsible for personal information management, provisions of regular training courses on privacy and security breach, physical security control. Additionally, when transferring personal data to a third party, it is necessary, in principle, to obtain the consent of the principal in advance. In the event that an individual violates the above obligations under the APPI and also violates an improvement order issued by the Personal Information Protection Commission regarding this matter, a criminal penalty of “imprisonment for not more than one year or a fine of not more than one million yen” could be imposed on the individual who violated the law. In addition, a criminal penalty of “a fine of up to 100 million yen” could be imposed on the violating entity. A victim may file a claim for damages based on torts against the offending entity for damages caused by the leakage and for compensation. Furthermore, if there is a contractual relationship between the victim and the entity, and the leakage of personal information is judged to be a breach of contract, damages may be claimed for breach of contract.

Singapore

In Singapore, the Personal Data Protection Act 2012 of Singapore (“PDPA”) governs the collection, use and disclosure of the personal data of individuals by organizations, and is administered and enforced by the regulator, the Personal Data Protection Commission. The PDPA sets out data protection obligations which all organizations are required to comply with in undertaking activities relating to the collection, use or disclosure of personal data. A failure to comply with any of the above can subject an organization to a fine of up to the higher of S$1,000,000 or 10% of the organization’s annual turnover in Singapore (for an organization whose annual turnover in Singapore exceeds S$10,000,000).

In addition to government regulation, privacy advocates and industry groups have and may in the future propose self-regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, or we may elect to comply with such standards. We expect that there will continue to be new proposed laws and regulations concerning data privacy and security, and we cannot yet determine the impact such future laws, regulations and standards may have on our business. New laws, amendments to or reinterpretations of existing laws, regulations, standards and other obligations may require us to incur additional costs and restrict our business operations. For example, there is an increasing trend of jurisdictions requiring data localization, which may prohibit companies from storing data relating to resident individuals in data centers outside the relevant jurisdiction or, at a minimum, require a complete set of the data to be stored in data centers within the relevant jurisdiction. Because the interpretation and application of laws, regulations, standards and other obligations relating to data privacy and security are still uncertain, it is possible that these laws, regulations, standards and other obligations may be interpreted and applied in a manner that is inconsistent with our data processing practices and policies or the features of our products and services. If so, in addition to the possibility of fines, lawsuits, complaints, inquiries, allegations, regulatory investigations, public censure, other claims and penalties, and significant costs for remediation and damage to our reputation, we could be materially and adversely affected if legislation or regulations are expanded to require changes in our data processing practices and policies or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively impact our business, financial condition and results of operations. Furthermore, the developing requirements relating to clear and prominent privacy notices (including in the context of obtaining informed and specific consents to the collection and processing of personal information, where applicable) may potentially deter end users from consenting to certain uses of their personal information.

In general, negative publicity of us or our industry regarding actual or perceived violations of our end users’ privacy-related rights, including fines and enforcement actions against us or other similarly placed businesses, also may impair users’ trust in our privacy practices and make them reluctant to give their consent to share their data with us. Any inability to adequately address data privacy or security-related concerns, complaints, inquiries or allegations when they arise, even if unfounded, or to comply with applicable laws, regulations, standards and other obligations relating to data privacy and security, could result in additional cost and liability to us, harm our reputation and brand, damage our relationships with consumers and have a material and adverse impact on our business, financial condition and results of operations. In addition, due to data privacy or data security concerns, our ability to retain or increase our user base and user engagement may be materially and adversely affected, we may not be able to maintain or grow our revenues as anticipated and our financial results could be materially and adversely affected.

With regard to our commercial arrangements, we and our counterparties, including business partners and external service providers, might be subject to contractual obligations regarding the processing of personal information. While we believe our and our counterparties’ conduct under these agreements is in material compliance with all applicable laws, regulations, standards, certifications and orders relating to data privacy or security, we or our counterparties may fail, or be alleged to have failed, to be in full compliance. In the event that our acts or omissions result in alleged or actual failure to comply with applicable laws, regulations, standards, certifications and orders relating to data privacy or security, we may incur liability. While we endeavor to include indemnification provisions or other protections in such agreements to mitigate liability and losses stemming from our counterparties’ acts or omissions, we may not always be able to negotiate for such protections and, even where we can, there is no guarantee that our counterparties will honor such provisions or that such protections will cover the full scope of our liabilities and losses.

While we strive to comply with our internal data privacy guidelines as well as all applicable data privacy and security laws and regulations and contractual obligations in respect of personal information, there is no assurance that we are able to comply with these laws, regulations and contractual obligations in all respects. Any failure or perceived failure by us, external service providers or business partners to comply may result in proceedings or actions against us, including fines and penalties or enforcement orders (including orders to cease processing activities) being levied on us by government agencies or proceedings or actions against us by our business partners, customers or end users, including class action privacy litigation in certain jurisdictions, and could damage our reputation and discourage current and future users from using our products and services, which could materially and adversely affect our business, financial condition and results of operations. In addition, compliance with applicable laws on data privacy requires substantial expenditure and resources, including to continually evaluate our policies and processes and adapt to new requirements that are or become applicable to us on a jurisdiction-by-jurisdiction basis, which would impose significant burdens and costs on our operations or may require us to alter our business practices. Concerns about the security of personal information also could lead to a decline in general internet usage, which could result in a decrease in demand for our products and services and have a material and adverse effect on our business, financial condition and results of operations. Furthermore, if the local government authorities in our target markets require real-name registration for users of our platform, the growth of our customer and end-user bases may slow down and our business, financial condition and results of operations may be adversely affected.

Risks Related to Our Common Stock

Our Common Stock may be subject now and in the future to the SEC’s “Penny Stock” rules.

We may be subject now and in the future to the SEC’s “penny stock” rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker- dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

Our Common Stock may be delisted from Nasdaq if we fail to comply with continued listing standards.

Our Common Stock may be delisted from Nasdaq if we fail to comply with continued listing standards. Our common stock is currently traded on Nasdaq under the symbol “NXTT”. If we fail to meet any of the continued listing standards of Nasdaq, our Common Stock could be delisted from Nasdaq.

The continued listing standards include specifically enumerated criteria, such as:

●	a $1.00 minimum closing bid price;

●	stockholders’ equity of $2.5 million;

●	500,000 shares of publicly-held Common Stock with a market value of at least $1 million;

●	300 public stockholders; and

●	compliance with Nasdaq’s corporate governance requirements, as well as additional or more stringent criteria that may be applied in the exercise of Nasdaq’s discretionary authority.

On April 14, 2025, we received notice from the Staff of Nasdaq indicating that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), as our closing bid price for Common Stock was below $1.00 per share for the prior thirty (30) consecutive business days. We were afforded a 180-calendar day compliance period to cure the deficiency. On May 28, 2025, we received written notice from Nasdaq confirming that we had regained compliance with the minimum bid price requirement, and Nasdaq has since considered the matter closed.

On January 7, 2025, we received a written notice from the Staff of Nasdaq notifying that we were not in compliance with the rules for continued listing as set forth in Nasdaq Listing Rules 5620(a) and 5810(c)(2)(G) because we had not yet held an annual meeting of stockholders for the fiscal year ended as of December 31, 2023 within 12 months of the year end. To rectify this non-compliance, we subsequently submitted to Nasdaq a plan to regain compliance in a timely manner, filed the proxy for annual meeting of stockholders on May 6, 2025 and held the requisite annual meeting of stockholders on June 20, 2025. On June 24, 2025, we received written notice from Nasdaq confirming that we had regained compliance with the applicable listing rules, and this matter then was closed.

On August 25, 2025, we received a written notice (“Delisting Notice”) from the Staff of Nasdaq. In the Delisting Notice, the Staff explained that it had reviewed our filings with SEC, including our annual report on Form 10-K filed on March 27, 2025, which reported that we had six (6) employees, had terminated all of its operations in PRC since June, 2024, and had dissolved our PRC subsidiary “WeTrade Technology (Shanghai) Co., Ltd.” in July, 2024. The Staff also considered our quarterly reports on Form 10-Q filed on May 9, 2025 and August 8, 2025, respectively, which indicated that we has not generated any revenue in 2025. Based on the Staff’s review of us and pursuant to Nasdaq Listing Rule 5101, Nasdaq believes that we no longer have an operating business and is therefore a “public shell,” and that the continued listing of our common stock is no longer warranted. The Delisting Notice further advised that, unless we timely request a hearing before a Hearings Panel (the “Panel”), we would be subject to delisting. We disagreed with Nasdaq’s view regarding our status as a “public shell” and accordingly, requested a hearing on September 2, 2025. The hearing request automatically stays any suspension or delisting action pending the hearing and the expiration of any additional extension period that may be granted by the Panel pursuant to the hearing. There can be no assurance that our appeal of the delisting determination will be successful, or that, if successful, we will be able to maintain compliance with all applicable listing criteria.

Although we are currently in compliance, there can be no assurance that we will be able to continue to satisfy Nasdaq’s listing requirements in the future. Any future failure to comply could result in additional deficiency notices and, if not cured within the applicable time periods, the delisting of our Common Stock from Nasdaq. A delisting would materially and adversely affect the liquidity, trading volume, and market price of our common stock, and could significantly impair our ability to raise capital, reduce investor and counterparty confidence, and negatively affect our business, financial condition, and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our shares of Common Stock, the price of our shares of Common Stock and trading volume could decline.

The trading market for our shares of Common Stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our shares of Common Stock would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our shares of Common Stock and the trading volume to decline.

The market price of our shares of Common Stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price.

If you purchase our shares of Common Stock, you may not be able to resell those shares at or above the offering price. The market price of our shares of Common Stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, shareholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect our business.

Conversions of outstanding debt or other obligations into equity securities will dilute shareholder’s percentage of ownership.

We have entered into agreements with certain directors or officers pursuant to which outstanding debt obligations, accrued salaries, or other payables have been, or may in the future be, converted into shares of our Common Stock. Any such conversions result in the issuance of additional shares, which dilutes the ownership interests of existing shareholders. In the future, we may continue to convert outstanding indebtedness or other obligations into equity securities in order to preserve cash resources or restructure our balance sheet. These transactions may be effected at conversion prices that are below the prevailing market price of our Common Stock, and as a result, may cause further dilution to the interests of our shareholders and negatively impact the market price of our Common Stock.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of May 30 of any year.

We are subject to ongoing SEC reporting requirements under the Exchange Act of 1934, and if we fail to timely file our periodic reports, we may lose eligibility to use certain registration statements and our securityholders may not be able to rely on Rule 144.

We are subject to the ongoing reporting requirements of the Exchange Act, including the obligation to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K within prescribed timeframes. Historically, we have not always been able to timely file our periodic reports, including our Forms 10-K and 10-Q. Any failure to timely file our reports with the SEC may have material adverse consequences, including the loss of eligibility to use short-form registration statements on Form S-3 or Form S-8, as well as limitations on our securityholders’ ability to rely on Rule 144 under the Securities Act, for resales of our securities. If we are unable to maintain timely compliance with our filing obligations in the future, investors may experience reduced liquidity in our securities, and our ability to raise additional capital efficiently in the public markets could be significantly impaired.

We may need to issue significant additional shares to acquire digital assets, which would dilute existing stockholders and could adversely affect the trading price of our Common Stock.

Our business model may require us to issue significant additional shares of our capital stock in order to acquire additional digital assets, including Bitcoin, or to satisfy other business obligations. Historically, we have relied on the issuance of common stock to support our operations and expand our business. For example, on April 17, 2024, we issued 3,940,000 shares of common stock with a total valuation of $13.4 million to consummate the acquisition of 2,000 ordinary shares of Future Dao Group Holding Limited. In May 2024, we issued 411,280 shares of common stock to several professionals as settlement for outstanding professional fees in the aggregate amount of approximately $2.0 million. Most significantly, on March 12, 2025, we acquired 5,000 Bitcoin from certain sellers and, in exchange, issued 135,171,078 shares of common stock valued at $1.02 per share, along with warrants to purchase 294,117,647 shares of common stock at a nominal exercise price.

Any future issuances of our common stock in connection with acquisitions of coins, payment of obligations, or other business purposes would dilute the ownership interests of our existing stockholders and could materially and adversely affect the value of their investment. In addition, substantial issuances of our securities could create downward pressure on the trading price of our common stock. There can be no assurance that we will be able to manage or limit such dilution, and investors should expect that additional share issuances may continue to be a central feature of our capital-raising and asset acquisition strategy.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, including, but not limited to, the acquisition of bitcoin. General corporate purposes may include working capital and capital expenditures, research and development expenses, general and administrative expenses and potential acquisition of, or investment in, companies, technologies, products or assets that complement our business, as well as the acquisition of bitcoin. We have not determined the amount of net proceeds to be used specifically for any particular purpose. As a result, our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used in a manner of which you approve.

DESCRIPTION OF COMMON STOCK

Our authorized capital stock consists of unlimited shares of Common Stock, no par value per share and 0 (zero) shares of preferred stock. As of the date of this prospectus, we have 4,082,556 shares of our Common Stock issued and outstanding.

Common Stock

Holders of our Common Stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting. Holders of our Common Stock are entitled to receive such dividends, if any, as may be declared by our board of directors out of legally available funds. The Company can issue shares at any time, without a shareholder meeting or shareholder consent. The Company may at any time, increase the number of shares, split their shares, forward or reverse, as well as change the name of the shares without a shareholder meeting consistent with the provisions of the Wyoming Business Corporations Act. The Company may amend its Articles of Incorporation at any time with respect to its Common Stock, by way of a board resolution and without a shareholder meeting consistent with the provisions of the Wyoming Business Corporation Act. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all of our assets which are legally available for distribution after the payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our Common Stock have no preemptive, subscription, redemption, or conversion rights.

Cash Dividends

We have not paid any cash dividends to date. On August 8, 2025, our board of directors unanimously approved a dividend policy (the “Policy”), which took effective on September 8, 2025. Under the Policy, the Company will distribute no less than 80% of annual profits to its shareholders as dividends, payable in cash, stock or other forms approved by the board. Dividend declarations under the Policy remain subject to board’s quarterly assessment of liquidity, cash flow generation, capital allocation needs for growth, regulatory and compliance constraints, and overall financial condition.

Listing on the Nasdaq Capital Market

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “NXTT”.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Transhare Corporation.

PLAN OF DISTRIBUTION

We may sell securities:

●	through underwriters;

●	through dealers;

●	through agents;

●	directly to purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

●	the name of the agent or any underwriters;

●	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

●	any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

●	all other items constituting underwriting compensation;

●	any discounts and commissions to be allowed or re-allowed or paid to dealers; and

●	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over allot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. Any shares of Common Stock will be listed on The Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

We are being represented by MagStone Law, LLP with respect to certain legal matters as to United States federal securities and the California law. The legality and validity of the securities offered from time to time under this prospectus supplement and certain other legal matters as to the laws of State of Wyoming will be passed upon by Long Reimer Winegar LLP. MagStone Law, LLP may rely upon Long Reimer Winegar LLP with respect to matters governed by Wyoming law.

EXPERTS

The financial statements of Next Technology Holding Inc. as of December 31, 2024, March 31, 2025 and June 30, 2025 and for the periods then ended Included in this prospectus have been incorporated by reference herein in reliance upon the reports of JWF Assurance PAC, independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file with the SEC annual, quarterly and current reports, proxy statements and other information. Such reports include our audited financial statements. Our SEC filings are available to the public over the internet on the SEC’s website at http://www.sec.gov. Our filings, including the audited financial statements, and additional information that we have made public to investors, may also be found at the “Investors” section of our website at www.nxtttech.com, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to, the SEC. Information on or accessible through our website does not constitute part of this prospectus (except for SEC reports expressly incorporated by reference herein).

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the Common Stock we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 27, 2025;

●	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, as filed with the SEC on May 9, 2025, August 8, 2025 and October 8, 2025;

●	Current Reports on Form 8-K as filed with the SEC on January 10, 2025, March 5, 2025, March 12, 2025, April 15, 2025, May 29, 2025, June 23, 2025, August 11, 2025, August 28, 2025, September 8, 2025, September 12, 2025, September 26, 2025 and September 30, 2025, to the extent the information in such report is filed and not furnished; and

●	The description of our Common Stock contained in our Registration Statement on Form 8-A as filed with the SEC on July 18, 2022, including any amendment or report filed for the purpose of updating such description.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Room 519, 05/f Block T3

Qianhai Premier Finance Centre Unit 2

Guiwan Area, Nanshan District,
Shenzhen, China 518000

+ 44-7761967922

71,381,818 shares of Common Stock

Pre-Funded Warrants to Purchase up to 71,381,818 shares of Common Stock

and

Up to 71,381,818 shares of Common Stock issuable upon exercise of Pre-Funded Warrants

Next Technology Holding Inc.

Prospectus Supplement

March 25, 2026